As filed with the Securities and Exchange Commission on June 7, 2005.
                                                     Registration No. 333-123138
================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -----------------------


                                   Form SB-2/A
                                 Amendment No. 1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 GeneThera, Inc.
                 (Name of small business issuer in its charter)

                Florida                                  2836                                66-0622463
       (State of jurisdiction or             (Primary Standard Industrial       (I.R.S. Employer Identification No.)
    incorporation or organization)            Classification Code Number)

                             3930 Youngfield Street
                           Wheat Ridge, Colorado 80033
                                  303.463.6371
          (Address and telephone number of principal executive offices and principal place of business)

                           Antonio Milici, M.D., Ph.D.
                             3930 Youngfield Street
                           Wheat Ridge, Colorado 80033
                                  303.463.6371
            (Name, address and telephone number of agent for service)

                                   Copies to:

  Jonathon J. Taylor, Esq.                              Steven M. Grubner, Esq.
   Nathan E. Seiler, Esq.                                   GeneThera, Inc.
Kendall, Koenig & Oelsner PC                             3930 Youngfield Street
  1675 Broadway, Suite 750                               Wheat Ridge, CO 80033
      Denver, CO 80202                                        847.366.8058
        303.672.0100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as shall be determined by the selling shareholders identified herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


-------------------------------------------------------------------------------------------------------------------------
                                                 Calculation of Registration Fee
-------------------------------------------------------------------------------------------------------------------------
                                                             Proposed Maximum      Proposed Maximum       Amount of
Title of Each Class of Securities          Amount to be      Offering Price        Aggregate Offering     Registration
to be Registered                           Registered        per Unit              Price                  Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value                     1,410,555       $ 1.05(1)          $ 1,481,083(1)            $174.33
-------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon           2,200,000(2)       $ 1.05(1)          $ 2,310,000(1)            $271.89
conversion of Series A Preferred                 244,443(2)       $ 0.58(3)             $141,777(3)             $16.62
Stock
-------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable upon                597,826       $ 1.05(1)             $627,718(1)             $73.89
exercise of warrants
-------------------------------------------------------------------------------------------------------------------------
Total Registration Fee:                                                                                     $536.73(4)
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the bid and asked prices on a day within 5 business days prior to filing the initial Registration Statement on Form SB-2 on March 3, 2005.


(2) Also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as antidilution provisions applicable to the Series A Preferred Stock.


(3) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the bid and asked prices on a day within 5 business days prior to filing the Registration Statement on Form SB-2/A including for registration an additional 244,443 shares.

(4) $520.11 of such amount has previously been paid.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this Prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject To Completion, Dated June 7, 2005


                                   Prospectus

                                 GeneThera, Inc.


                             Up to 4,452,824 Shares
                                  Common Stock

      The shareholders named under the caption "Selling Shareholders" may from time to time offer and sell up to 4,452,824 shares of common stock. Certain of the selling shareholders will receive the common stock upon conversion of our outstanding Series A Preferred Stock and upon exercise of our outstanding warrants. The shares may be sold in transactions occurring either on or off the Over the Counter Bulletin Board at prevailing market prices or at negotiated prices. Sales may be made through brokers or through dealers, who are expected to receive customary commissions or discounts. We will not receive any proceeds from the sale of the shares by the selling shareholders or from the conversion of the Series A Preferred Stock. If the warrants are exercised in full, we would receive proceeds of $549,999.92. We will use the proceeds from any exercise of warrants for general working capital purposes consistent with our business strategy.


      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "GTHA."

                            -----------------------

    THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                            -----------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 7, 2005.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information about us contained in this prospectus is materially complete; however, you should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the shares to you or any person in any jurisdiction where it is unlawful to make such an offer or solicitation.

                                TABLE OF CONTENTS

                                                                           PAGE

Prospectus Summary...........................................................1
Risk Factors.................................................................4
Note Regarding Forward Looking Statements...................................13
Management's Discussion and Analysis or Plan of Operation...................14
Business....................................................................20
Management..................................................................30
Executive Compensation......................................................31
Security Ownership of Certain Beneficial Owners and Management..............33
Certain Relationships and Related Transactions..............................34
Market for Common Equity and Related Shareholder Matters....................36
Use of Proceeds.............................................................36
Selling Shareholders........................................................37
Plan of Distribution........................................................38
Description of Capital Stock................................................40
Disclosure Of Commission Position On Indemnification For Securities
  Act Liabilities...........................................................41
About This Prospectus.......................................................41
Where You Can Find More Information.........................................41
Validity of Common Stock....................................................41
Experts.....................................................................41
Financial Statements.......................................................F-1

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus and the documents incorporated into this prospectus by reference in their entirety.

OUR COMPANY

      GeneThera, Inc., a Florida corporation, is in the development stage and has produced only nominal revenues. One of our two subsidiaries, GeneThera, Inc., a Colorado corporation,, is developing molecular assays for the detection of diseases in live animals, notably bovine spongiform encephalopathy ("BSE" or "Mad Cow Disease") and chronic wasting disease ("CWD"), a disease that affects elk and renders their meat unsafe for human consumption. We also currently intend to develop therapeutic vaccines for the prevention of such diseases. We recently acquired VDx, Inc., a Wisconsin corporation, as our second subsidiary. VDx is a veterinary testing company specific to the dairy cattle industry. Throughout this prospectus, the terms "we," "us," "our," "GeneThera," and the "Company" refer to GeneThera, Inc., a Florida corporation and its subsidiaries on a consolidated basis.

RECENT DEVELOPMENTS

      On June 1, 2004, we hired Steven M. Grubner as our Chief Financial Officer. Mr. Grubner was also elected a member of our Board of Directors. Mr. Grubner has over twenty years of experience in the technology industry, served as the president, finance and administration and chief financial officer at HH Communications, Inc. from 1986 until the completion of its merger with Datatec Systems, Inc. (DATC) in mid-1996. Until late 1999, he served as Datatec's vice president and General Counsel, a position that put him in charge of the Company's public SEC filings, vendor contract negotiations, and internal employee agreements. From 1999 to the present, Mr. Grubner has been in the private and public equity markets, raising capital for technology, biotech, and software companies.


      On November 1, 2004, we entered into a Strategic Alliance Agreement with
G. Gekko Enterprises pursuant to which G. Gekko Enterprises will assist the Company in identifying potential distributors and/or licensees and securing suitable agreement with such parties. In exchange for such services, the Company issued G. Gekko Enterprises 325,000 shares of its common stock. In addition, on November 8, 2004, we sold 175,000 shares of our common stock to G. Gekko Enterprises for an aggregate consideration of $250,000. The proceeds of such sale will be used for working capital purposes.


      On January 18, 2005, we issued 11,000 shares of our Series A Preferred Stock to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (the "Purchasers"), for $100 per share, or an aggregate of $1,100,000. We also issued warrants to purchase an aggregate of 597,826 shares of common stock at an exercise price of $0.92 per share, in consideration for the aggregate proceeds of $1,100,000 to the Purchasers and Mercator Advisory Group, LLC, an affiliate of the Purchasers. In connection with the sale of the shares, we paid a due diligence fee of $88,000 and legal expenses of $10,000 to Mercator Advisory Group, LLC.


      In February 2005, we hired Thomas M. Muenzberg as our Chief Operating Officer. Prior to joining GeneThera, Mr. Muenzberg served in Small Business Commercial Lending Services for Key Bank, N.A. from April 2003 until February 2005. Mr. Muenzberg provided Private Client Group Consulting at TM Financial Group, LLC from July 2001 to April 2003. He also worked at Charles Schwab & Co., Inc. from March 2000 to July 2001. Mr. Muenzberg resigned from his position as Chief Operating Officer of Genethera on April 4, 2005.

      In March 2005, we entered into a consulting agreement with 0711005 B.C. Ltd (the "Marketing Consultant") pursuant to which the Marketing Consultant agreed to provide us with certain marketing and public relations services in exchange for the issuance of 1,375,000 shares of our common stock. These shares had a market value of approximately $1,430,000 on the date of issuance, which our board determined to be a reasonable amount for the marketing and public relations services to be provided by the Marketing Consultant. The shares issued to the Marketing Consultant are offered for resale in this prospectus. 0711005 BC Ltd. Marketing Group is an organization that specializes in marketing and public relations for emerging growth publicly listed companies. 0711005 BC Ltd has designed a marketing campaign specific to GeneThera that will include, but not be limited to, the presentation of investment kits to thousands of inquiring investment professionals and investors making requests for information, attendance at trade shows throughout North America and Europe to generate additional investment leads and ongoing contact with the investment community, broker luncheons in major financial centers to present and personally introduce GeneThera management to the brokerage community, provide research writers direct access to the company management allowing them the opportunity for review of the company, and provide the company with an opportunity to communicate its story to investment professionals through the print and television media. 0711005 BC Ltd. Marketing Group has performed similar marketing campaigns for the last five years with similar publicly listed companies.


OUR FINANCIAL SITUATION


      Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in their report on our consolidated financial statements for the fiscal year ended December 31, 2004. For the years ended December 31, 2004 and 2003, our operating losses were $5,755,754 and $3,080,740 respectively. Our current liabilities exceeded current assets by $898,403 and $1,268,620 for the years ended December 31, 2004 and 2003, respectively. Currently, we have minimal revenues generated from operations, and, as of December 31, 2004 we had an accumulated deficit of $10,540,830. For the three months ended March 31, 2005 and 2004, our operating losses were $2,158,464 and $1,776,011 respectively. Our current liabilities exceeded current assets by $314,467 for the three months ended March 31, 2005.


      These factors raise substantial doubt about our ability to continue as a going concern. If we do not raise sufficient cash from external sources to satisfy our on-going expenditures, we will be required to materially limit or discontinue our operations, and your investment in the Company may be lost. There can be no assurance that we will be able to raise such capital on terms acceptable to us, if at all.

THE OFFERING

      On January 18, 2005, we issued 11,000 shares of our Series A Preferred Stock to the Purchasers, for $100 per share, or an aggregate of $1,100,000. We also issued warrants to purchase an aggregate of 597,826 shares of common stock at an exercise price of $0.92 per share, in consideration for the aggregate proceeds of $1,100,000 to the Purchasers and Mercator Advisory Group, LLC, an affiliate of the Purchasers. The warrants became exercisable on January 18, 2005 and are exercisable for three years from their date of issuance. In connection with the sale of the shares, we paid a due diligence fee of $88,000 and legal expenses of $10,000 to Mercator Advisory Group, LLC.


      The Series A Preferred Stock is convertible into our common stock at an initial conversion price of $1.01, subject to adjustment. If, at any time after March 14, 2005, the market price (defined as the average of the lowest three intra-day trading prices of our common stock during the 15 trading days immediately preceding the conversion date) is less than $1.11, then the conversion price of the Series A Preferred Stock is 80% of the market price on the date of such conversion. On June 1, 2005, the conversion price of the Series A Preferred Stock was $0.47. If an "Event of Default" as defined in the subscription agreement under which the Purchasers bought the Series A Preferred Stock, occurs (which includes events such as bankruptcy, failure to timely file a registration statement for the resale of the common stock and failure of such registration statement to be timely declared effective), the conversion price of the Series A Preferred Stock is reduced by 10%. The Series A Preferred Stock pays a per share monthly dividend equal to $100 multiplied by the prime rate (as reported in the Wall Street Journal) plus 2.5% to the extent that funds are lawfully available. The Series A Preferred Stock is not entitled to vote, except to the extent required under Florida law. The Series A Preferred Stock has sole preference of priority at par in liquidation over our common stock and any subsequent series of preferred stock.


      In connection with the issuance of the Series A Preferred Stock and warrants, we agreed to file a registration statement with the U.S. Securities and Exchange Commission ("SEC") registering the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants, and to use diligent efforts to have the registration statement declared effective within 120 days after the initial filing of the registration statement. Under the terms of the agreements with the Purchasers, the ownership of our common stock by the Purchasers will not exceed 9.99% of the total outstanding shares at any one time. In addition, the Purchasers agreed not to sell, in any trading day, shares of our common stock in excess of 20% of the total shares traded on such trading day.

      As payment for legal services rendered, Steven Slaw received 35,555 shares of restricted stock valued at $34,750 in November and December of 2004. Such shares are being offered for resale under this prospectus. This transaction was on terms as favorable as those that could have been obtained from unaffiliated third parties.

      In March 2005, we entered into a consulting agreement with the Marketing Consultant pursuant to which the Marketing Consultant agreed to provide us with certain marketing and public relations services in exchange for the issuance of 1,375,000 shares of our common stock. These shares had a market value of approximately $1,430,000 on the date of issuance, which our board determined to be a reasonable amount for the marketing and public relations services to be provided by the Marketing Consultant. The shares issued to the Marketing Consultant are offered for resale in this prospectus.


      Under this prospectus, the selling shareholders are offering up to 4,452,824 shares of our common stock, which are the shares held by the selling shareholders, the shares issuable upon conversion of the Series A Preferred Stock (assuming a conversion price of $0.45) and upon exercise of the warrants described above. As discussed above, the conversion price of the Series A Preferred Stock fluctuates based upon the market price of our common stock at the time the Series A Preferred Stock is converted. Under the terms of the registration rights agreement with the Purchasers and Mercator Advisory Group, LLC, we are registering shares of common stock based upon a conversion price of $0.45. For all other purposes throughout this prospectus, however, we assume a conversion price of $0.47, which represents the conversion price of the Series A Preferred Stock as of June 1, 2005. On June 1, 2005, there were 20,704,806 shares of our common stock outstanding. Upon the exercise of the warrants described above, and assuming a conversion price of $0.45 per share of common stock issuable upon conversion of the Series A Preferred Stock, the number of shares offered by this prospectus represents approximately 18.8% of our total common stock outstanding on June 1, 2005. The selling shareholders are not required to sell their shares, and any sales of common stock by the selling shareholders are entirely at the discretion of the selling shareholders. The shares covered by this prospectus are being registered to permit the selling shareholders and any of their respective successors-in-interest to offer the respective shares for resale from time to time. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "GTHA."


      We will receive no proceeds from the sale of shares of common stock in this offering. However, if all of the warrants are exercised in full, we would receive $549,999.92 in proceeds. Any proceeds received upon the exercise of such warrants will be used for general working capital purposes consistent with our business strategy.

                                  RISK FACTORS

      An investment in our common stock is very risky. You may lose the entire amount of your investment. Prior to making an investment decision, you should carefully review this entire prospectus and consider the following risk factors:

RISKS RELATED TO OUR BUSINESS

      OUR STATUS AS A DEVELOPMENT STAGE COMPANY WITH NOMINAL REVENUES SUBJECTS AN INVESTMENT IN OUR STOCK TO A HIGH DEGREE OF RISK.

      We are at an early stage of development as a biopharmaceutical company, and we do not have any commercial products that generate significant revenues. Our core business, namely, the development of molecular diagnostic assays to detect the presence of infectious disease from the blood of live animals, was begun in 1998, and, to date, we have generated only nominal revenues. We may not ever be able to generate significant revenues for testing for specific animal diseases.

      Another segment of our proposed business, namely, the development of vaccines for the detection and prevention of food contaminating pathogens, veterinary diseases, and diseases affecting human health, will require strict testing, validation, and regulatory approvals. Such vaccines may require 18-24 months or longer and up to $5 million or more to receive regulatory approval and to bring to market. We cannot assure you that we will be able to develop any such vaccines, that, if we develop them, we will receive the necessary regulatory approvals to market them, or that, if we receive such regulatory approvals, we will be able to market and sell them profitably.

      WE ARE NOT CURRENTLY PROFITABLE AND MAY NEVER BECOME PROFITABLE. THUS, OUR AUDITORS HAVE ISSUED A "GOING CONCERN" OPINION TO THAT EFFECT.


      We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. We incurred net losses of $5,755,754 for the fiscal year ended December 31, 2004 and $3,080,740 for the fiscal year ended December 31, 2003 and $999,663. Our accumulated deficits were $10,540,830 and $5,901,130 as of December 31, 2004 and December 31, 2003, respectively. We had shareholders' equity of ($182,840) and ($781,470) at December 31, 2004 and December 31, 2003, respectively. Because of these facts, our auditors have issued a "Going Concern" opinion as to the future of our business. Even if we succeed in developing and commercializing one or more of our assays or vaccines, we expect to incur substantial losses for the foreseeable future and may never become profitable. To become profitable, we, either alone, or with our collaborators, must successfully develop, manufacture and market our product candidates, or continue to identify, develop, acquire, manufacture and market other new product candidates. We may never have any significant revenues or become profitable. Our failure to achieve or maintain profitability or cash flow could negatively impact the value of our common stock.


      WE WILL CONTINUE TO HAVE SIGNIFICANT CAPITAL NEEDS AND MAY NOT BE ABLE TO OBTAIN SUFFICIENT FUNDING, THE RESULT OF WHICH MAY HINDER OUR ABILITIES TO ACHIEVE THE GOALS SET FORTH IN OUR BUSINESS PLAN.

      We currently have a limited source of funds with which to sustain our proposed operations. We believe that our current cash needs will be able to sustain our proposed operations for 8-10 months. Over the next 18 months, in order to have the capability of achieving our business plan, we believe that we will require at least $1,200,000 in additional funding. We will attempt to raise these funds by means of one or more private offerings of debt or equity securities or both. At this time, we have no commitments for additional capital funds. Moreover, depending on the development and activities of our business, and unforeseen and unanticipated events in our business, we may require additional funding over the next twelve to eighteen months to develop our business. This amount may exceed an additional $1,000,000 depending on cost involved in the further development and commercialization of our products. In such event, we may need immediate additional funding. Our capital requirements will depend on many factors including, but not limited to, the timing of further development of assays to detect the presence of infectious disease from the blood of live animals, our hiring of additional personnel, the applications for, and receipt of, regulatory approvals for any veterinary vaccines that we may develop, and other factors. Our inability to raise capital could impair our ability to implement our business plan and may ultimately force us to cease operations.

      In the event that we investigate and develop any products intended for human health applications, such as vaccines, our capital requirements will be even greater. Any such products, if we are able to develop them at all, are a number of years away from commercialization. Research and development of any such product candidates is lengthy and expensive. Our potential human health product candidates in particular will require substantial funding for us to complete pre-clinical studies and clinical trials and, if approved, for us to initiate, or to contract with others for, manufacturing, commercialization, marketing, and sales. If any such products that we may develop are not commercially successful, we may be forced to find additional sources of funding earlier than we anticipated. If we are not successful in obtaining additional funding on acceptable terms, we may be forced to significantly delay, limit, or eliminate one or more of our research, development, or commercialization programs.

      WE MAY NOT OBTAIN THE NECESSARY REGULATORY APPROVALS AFTER TENDERING AN APPLICATION TO COMMERCIALIZE OUR PRODUCTS AND SERVICES WHICH MAY IMPEDE OUR ABILITY TO MARKET OR SELL OUR PRODUCTS.

      We will need approval from the USDA to produce, market, and sell any vaccines that we develop for preventing animal disease. Currently, we have no pending applications before the USDA or other agencies for approval. We cannot be sure that we will ever obtain regulatory clearance for vaccines that we develop, if any. Failure to obtain USDA approval of any of our candidate vaccines will severely undermine our business by reducing our number of salable products and, therefore, corresponding anticipated product revenues.

      In the event that we investigate and develop any products intended for human health applications, such as vaccines, those products will be subject to substantial regulatory review and approval processes prescribed by the United States Food and Drug Administration (the "FDA"). Before we can manufacture or sell any of such products, we would be required to demonstrate that the product candidates are safe for humans and effective for their intended uses. These demonstrations require significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials. Satisfaction of the FDA's stringent regulatory requirements typically takes many years, depends upon the type, complexity, and novelty of the product candidate, and requires substantial financial and other resources for research, development, and testing. We cannot predict whether our research and clinical approaches will result in drugs or vaccines that the FDA may consider safe for humans and effective for indicated uses. We currently do not have the resources for conducting such research, development, and testing or for the preparation and submission of applications to the FDA. The FDA has substantial discretion in the drug approval process and may require us to conduct additional pre-clinical studies and/or clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation, or administrative action or changes in FDA policy that occur prior to or during our regulatory review.

      WE HAVE NO EXPERIENCE IN MANUFACTURING VETERINARY OR HUMAN HEALTH CARE PRODUCTS, OR RESOURCES TO COMMENCE SUCH OPERATIONS, AND WE WILL RELY EXCLUSIVELY ON THIRD PARTIES TO MANUFACTURE ANY VACCINES THAT WE MAY DISCOVER OR INVENT.

      We have no experience in drug formulation or manufacturing and do not intend to establish our own manufacturing facilities. We lack the resources and expertise to formulate or manufacture our own candidates for vaccine products that we may discover or invent. We currently have no contract for the manufacture of any potential products, and we cannot guarantee that we will be able to enter into any such contract. If any veterinary or human vaccine that we may discover or invent receives USDA or FDA approval, we will rely on one or more third-party contractors to manufacture, supply, and store the vaccine. Such manufacturers might be unable to formulate and manufacture our vaccines in the volume and of the quality required to meet our clinical needs and commercial needs, if any. Furthermore, we will not have control over third-party manufacturers' compliance with good manufacturing practices and other state and federal standards for formulation and manufacturing. If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation. We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited.

      WE DO NOT HAVE A SALES, MARKETING OR DISTRIBUTION CAPABILITY AND NO EXPERIENCE IN THOSE AREAS. THUS, WE MAY NOT BE ABLE TO COMMERCIALIZE AND SELL OUR PRODUCTS.

      We currently have no sales, marketing, or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of any test assays or vaccine products that we may develop. Our success will depend, in part, on our ability to either (i) enter into and maintain collaborative relationships with other parties for the marketing, sales, and distribution of products that we develop, if any, or (ii) hire and retain our own sales and marketing capabilities. We cannot give any assurances that we will be able to establish or maintain such collaborative arrangements, or, if we are able to do so, that our partners will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of its proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. We are also unable to give any assurance that we will be able to develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and we cannot give any assurance that such efforts will be successful.

      MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE RESOURCES SUPERIOR TO OURS; THIS MAY HINDER OUR ABILITY TO ENTER AND AGAIN A SUBSTANTIAL PERCENTAGE OF THE MARKETPLACE.

      Many of our competitors and potential competitors have significant competitive advantages over us. We will compete against large, integrated pharmaceutical companies that have superior financial, technical, personnel, and facilities resources to ours, established customer bases, and greater market presence and name recognition. As a result, we anticipate that these competitors and potential competitors will be able to raise capital at a lower cost than we will be able to, that they may be able to take advantage of acquisition and other opportunities, and devote greater resources to developing, marketing, and selling products than we will. In addition, their greater name recognition and established customer bases may require us to compete with them by lowering our prices for products and services in order to gain sales and customers. Finally, the financial advantages that these larger competitors and potential competitors hold may permit them to reduce their prices for an extended period of time if they so choose in order to obtain or retain customers.

      Our test for Transmissible Spongiform Encephalopathies is a live blood test and such a test is not available in the market today and may not be accepted by the market once available. There are numerous other companies which have post mortem tests for these diseases with whom will compete. Such companies include Prionics AG, IDEXX Laboratories, Inc., Beckman Coulter, Inc., and Bio-Rad Laboratories, Inc. In the United States, the USDA uses an ELISA test, which is a post mortem test for these diseases as well, which we will also be competing against.

      We will also compete against smaller or startup companies that are working toward solutions that compete with our proposed solutions for developing diagnostic assays and vaccines. We anticipate that these smaller companies may enter into, or have entered into, collaborative arrangements with larger, integrated pharmaceutical companies for the development of such competing solutions. Such collaborative arrangements may result in the creation for the parties to those arrangements of many of the competitive advantages discussed above. Furthermore, the parties to such arrangements may be able to develop products or services that render our products and services obsolete.

      WE WILL DEPEND ON THE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS FOR OUR SUCCESS; WE CURRENTLY DO NOT HAVE PATENT PROTECTIONS ON ANY OF OUR TECHNOLOGY. PATENTS THAT WE OBTAIN, IF ANY, MAY NOT PROVIDE BROAD PROTECTION AGAINST COMPETITORS MAKING, USING OR SELLING COMPETING TECHNOLOGY.

      We do not own any patents on any of our technology and have not filed any applications for patents in any country. We have only recently engaged a patent law firm to assist us in the review of our technology, namely, PURIVAX(TM) and Gene Expression Assay (GEA TM) to determine whether it might be patentable. We cannot give any assurance that we will be able to file any patent applications or that, if we file one or more applications for patents, any patents will issue or that, if issued, the claims granted in any such patents will afford us adequate protection against competitors with similar technologies.

      Although a patent has a statutory presumption of validity in the United States, the issuance of a patent is not conclusive as to such validity or as to the enforceable scope of the claims of the patent. We cannot give any assurance that any patents that may be issued to or licensed by us will not be successfully challenged in the future. The validity or enforceability of a patent after its issuance by the patent office can be challenged in litigation. The cost of litigation to uphold the validity of patents and to prevent infringement is often substantial. If we are able to obtain one or more patents, and the validity of one or more of the claims contained in any such patent is successfully challenged, third parties may then be able to use the invention covered by the patent without payment of license or royalty fees to us. We cannot give any assurance that patents issued to us, if any, will not be infringed or successfully avoided through design innovation.

      OUR TECHNOLOGY MAY CONFLICT WITH PATENTS HELD BY OTHERS WHICH MAY OBSTRUCT OUR ABILITY TO ENTER THE MARKETPLACE WITH OUR PRODUCTS.

      Competitors, universities, and others may obtain or apply for patents for technologies that may compete with any technologies that we may develop. If such patents are obtained by others, the owners of those patents may allege that we infringe claims in those patents and may bring legal actions against us for damages or seeking to enjoin us from making, using, or selling allegedly infringing products. If such actions are successful, in addition to being required to pay damages, we may be required to obtain a license to make, use, or sell the products or to redesign, revise, or reconstruct our products. We cannot give any assurance that we would prevail in any such action or that any license required under any such patent would be made available on acceptable terms or at all. Failure to obtain a license could prevent us from making, using or selling our products or technology. Any litigation involving us could require dedication of substantial resources and could have a material adverse effect on our business, financial position and results of operations.

      OUR OTHER INTELLECTUAL PROPERTY MAY NOT BE ADEQUATE TO PROTECT US AGAINST COMPETITORS AND WE MAY HAVE TO RELY ON TRADE SECRETS OR UNPATENTED INTELLECTUAL PROPERTY WHICH COULD ADVERSELY AFFECT THE SALE OF OUR PRODUCTS.

      In addition to any patents, patent applications, and licenses that we may obtain, we will also rely on unpatented technology and trade secrets. We cannot give any assurance that others will not independently develop substantially equivalent information and techniques or otherwise gain access to our technology or disclose such technology, or that we can meaningfully protect our rights in such unpatented technology and trade secrets. We currently have confidentiality or non-competition agreements with our employees, consultants, or independent contractors, and we have procedures for requiring that employees, independent contractors, or consultants sign confidentiality or non-competition agreements.

      WE ARE HIGHLY DEPENDENT ON THE SERVICES OF OUR KEY PERSONNEL FOR OUR POTENTIAL SUCCESS; THE LOSS OF SUCH PERSONNEL MAY ADVERSELY AFFECT OUR BUSINESS.


      We are highly dependent on our principal scientific and management staff, including Antonio Milici, M.D., Ph.D., Steven M. Grubner and Tannya L. Irizarry. We do not have "key person" life insurance policies for any of our officers or key personnel. The loss of the technical knowledge and management and industry expertise of any of our key personnel might significantly delay or prevent the achievement of our research, development or business objectives and could materially adversely affect our business, financial condition and results of operations. We are not aware of any present intention of any of these individuals to leave our company. We maintain employment agreements with Dr. Milici and our Chief Administrative Officer, Tannya L. Irizarry. We are currently negotiating with our Chief Financial Officer, Steven M. Grubner,, in anticipation of entering into employment agreements with Mr. Grubner.


      IF WE ARE UNABLE TO HIRE ADDITIONAL QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO ACHIEVE OUR BUSINESS PLAN.

      We will need to hire additional qualified personnel with expertise in molecular genetics. We cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success. Our success depends in large part on our ability to attract and retain qualified scientific and management personnel such as these individuals. We expect that our potential expansion into areas and activities requiring additional expertise, such as clinical trials, governmental approvals, contract manufacturing and sales and marketing, will place additional requirements on our management, operational and financial resources. We expect these demands will require us to hire additional management and scientific personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the research, development and commercialization of our product candidates and materially adversely affect our prospects for success.

      CURRENT LITIGATION INVOLVING THE COMPANY COULD RESULT IN ADDITIONAL EXPENSES TO THE COMPANY NOT OTHERWISE PROVIDED FOR IN OUR FINANCIAL STATEMENTS AND LIMIT OUR ABILITY TO OPERATE THE COMPANY IN THE FUTURE.


      On or about July 23, 2004, Sisu Media sued the Company in Jefferson County District Court for breach of an alleged contract for website services for which the plaintiff seeks compensatory damages equal to the contract price or the reasonable value of services it claims to have performed. Plaintiff seeks approximately $61,000.00 plus the value of 14,706 shares of common stock in the Company, plus costs, interest, attorney's fees in amounts to be determined at trial. The Company believes that the plaintiff's claims have no merit and will defend the claims. The Company has filed its answer denying the claims and has asserted a counterclaim that Sisu Media aided and abetted a breach of fiduciary duty by a third party, Gary Langstaff, with damages to be determined at trial. The parties voluntarily submitted to mediation in an effort to settle the matter, without success. The plaintiff has waived their jury demand, so the trial will be to a judge, scheduled for June 21, 2005.

      On or about August 5, 2004, Gary Langstaff, Nick Wollner and Springloose.com, LLC sued the Company in Jefferson County District Court to gain access to corporate records and seeking an accounting, a declaratory judgment determining their status as shareholders, and alleging unpaid wages owed to Mr. Langstaff and Mr. Wollner as employees in the amounts of $60,000.00 and $18,000.00 respectively, plus costs, interest, expert fees and attorney's fees in amounts to be determined at trial. GeneThera has denied the claims and filed a counterclaim for breach of fiduciary duty by both Langstaff and Wollner causing unspecified damages, which include the expense of defending this action and the action involving Sisu Media in the same jurisdiction. A four-day trial to the court is set to begin July 26, 2005. The case is still in the discovery and motions stage.

      CIT Technology Financing Services, Inc. has sued the Company in Jefferson County District Court seeking approximately $28,000 as the alleged past due balance of an equipment lease, plus interest, costs and attorney fees. The Company has denied the claim and filed a counterclaim for recovery of treble damages plus costs and attorney fees for theft against the plaintiff based upon the conduct of plaintiff's designated collections agent. Colorado has recently instituted an electronic filing system in the courts for the filing of pleadings. Because of an error in this system, the plaintiff CIT was able to obtain a default judgment against the company. The court granted GeneThera, Inc.'s counsel's motion to quash the writ of garnishment, set aside the judgment and accept the answer as filed, and counsel for both parties promptly settled the case.


      WE MAY INCUR SUBSTANTIAL LIABILITY AS A RESULT OF UNANTICIPATED PRODUCT LIABILITY LAWSUITS.

      Our business will expose us to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of animal and human vaccine and diagnostic and therapeutic products, and we cannot provide any assurance that we will be able to avoid significant product liability exposure. Product liability insurance for the biopharmaceutical industry is generally expensive, if available at all. We have not obtained any product liability insurance coverage. It is likely that any license or collaborative agreements that we may enter into in the future may include a requirement that we obtain liability insurance covering our collaborative partner or licensor or licensee, as the case may be. We cannot provide any assurance that we will be able to obtain adequate insurance coverage in sufficient amounts or at a reasonable cost, or that a product liability claim or recall would not have a material adverse effect on us.

      Regardless of their merit or eventual outcome, liability claims may result in:

      o     decreased demand for our products and product candidates;

      o     injury to our reputation;

      o     withdrawal of clinical trial participants;

      o     costs of related litigation;

      o     substantial monetary awards to patients and others;

      o     loss of revenues; and

      o     the inability to commercialize our products and product candidates.

      WE ARE CONTROLLED BY OUR OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS THEREBY LIMITING A SHAREHOLDER'S ABILITY TO VOTE FOR NEW DIRECTORS AT SUBSEQUENT ELECTIONS.

      Our directors, executive officers and principal shareholders beneficially own approximately [58.2] percent of our outstanding common stock. Accordingly, these persons and their respective affiliates will have the ability to exert substantial influence over the election of our Board of Directors and the outcome of matters submitted to our shareholders. Being that our directors, executive officers and principal shareholders own approximately [58.2] percent of our outstanding common stock, the market price for our common stock may be influenced by the future sale of the stock once it becomes freely tradable.

      OUR BYLAWS PROVIDE FINAL AUTHORITY TO OUR CHAIRMAN THEREBY EFFECTIVELY PREVENTING A CHANGE IN CONTROL OF MANAGEMENT AND LIMITING A SHAREHOLDER'S ABILITY TO VOTE FOR NEW DIRECTORS.

      Our Bylaws provide that our Chairman of the Board has the final authority to approve and ratify all the decisions and resolutions adopted by the Board of Directors. He may exercise power of veto on any decision adopted by the Board of Directors. This provision could prevent any change in control in management and reads as follows: "The chairman of the Board of Directors shall have the final authority to approve and ratify all the decisions and resolutions adopted by the Board of Directors. He may exercise power of veto on any decision adopted by the Board of Directors."

      CHANGES IN OR INTERPRETATIONS OF ACCOUNTING RULES AND REGULATIONS, INCLUDING RECENTLY ENACTED CHANGES RELATING TO THE EXPENSING OF STOCK OPTIONS, COULD RESULT IN UNFAVORABLE ACCOUNTING CHARGES OR REQUIRE US TO CHANGE OUR COMPENSATION POLICIES.

      Accounting methods and policies for business and market practices of biopharmaceutical companies are subject to further review, interpretation and guidance from relevant accounting authorities, including the SEC. The Financial Accounting Standards Board, or FASB, issued SFAS No. 123 (Revised 2004, "FAS 123(R)") and its related implementation guidance in December 2004. FAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and will require us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. FAS 123(R) is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005 and we intend to adopt the standard in the third quarter of fiscal 2005.

      We currently are not required to record stock-based compensation charges if the employee's stock option exercise price equals or exceeds the fair value of our common stock at the date of grant. As a result of our implementation of FAS 123(R), our future operating expenses will increase. We rely heavily on stock options to compensate existing employees and attract new employees. We may choose to reduce our reliance on stock options as a compensation tool as a result of the impact of FAS 123(R). If we reduce our use of stock options, it may be more difficult for us to attract, motivate and retain qualified employees. If we do not reduce our reliance on stock options, our reported losses will increase. Although we believe that our accounting practices are consistent with current accounting pronouncements, changes to or interpretations of accounting methods or policies in the future may require us to reclassify, restate or otherwise change or revise our financial statements.

RISKS RELATED TO OUR STOCK

      STOCKS TRADED ON THE OTCBB ARE SUBJECT TO LIMITATIONS IN CONNECTION WITH THE AVAILABILITY OF QUOTES AND ORDER INFORMATION.

      Trades and quotations on the OTCBB involve a manual process and the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmation may be delayed significantly. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

      STOCKS QUOTED ON THE OTCBB MAY BE SUBJECT TO DELAYS IN ORDER
COMMUNICATIONS.

      Electronic processing of orders is not available for securities traded on the OTCBB and high order volume and communication risks may prevent or delay the execution of one's OTCBB trading orders. This lack of automated order processing may affect the timeliness of order execution reporting and the availability of firm quotes for shares of our common stock. Heavy market volume may lead to a delay in the processing of OTCBB security orders for shares of our common stock, due to the manual nature of the market. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

      PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF OUR SECURITIES.

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Subject to certain exceptions, penny stocks are stock:

      o With a price of less than $5.00 per share or an exercise price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system; or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker dealer must also disclose the commission payable to both the broker dealer and the registered representative, current quotations for the securities and, if the broker dealer is the sole market maker, the broker dealer must disclose this fact and the broker dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In addition, the SEC currently intends to create additional obligations with respect to the transfer of penny stocks. Most importantly, the SEC proposes that broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the "penny stock" rules may restrict the ability of broker dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our common stock.

      Shareholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

      o control of the market for the security by one or more broker-dealers that are often related to the promoter or issuer;

      o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

      o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

      o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

      o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

      RISK OF MARKET FRAUD.

      OTCBB securities are frequent targets of fraud or market manipulation. Not only because of their generally low price, but also because the OTCBB reporting requirements for these securities are less stringent than for listed or NASDAQ traded securities, and no exchange requirements are imposed. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of the market price for shares of our common stock.

      LIMITED LIQUIDITY ON THE OTCBB.

      When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of one's order entry.

      LIMITATION IN CONNECTION WITH THE EDITING AND CANCELING OF ORDERS ON THE OTCBB.

      Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and one may not be able to cancel or edit one's order. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

      INCREASED DEALER COMPENSATION.

      The dealer's spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of shares of our common stock on the OTCBB if the stock must be sold immediately. Further, purchasers of shares of our common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers trading on the OTCBB may not have a bid price for shares of our common stock on the OTCBB. Due to the foregoing, demand for shares of our common stock on the OTCBB may be decreased or eliminated.

      OUR COMMON STOCK HAS EXPERIENCED A HIGH DEGREE OF VOLATILITY IN PRICE AND VOLUME AND MAY EXPERIENCE THE SAME IN THE FUTURE.

         The market price for our common stock in the past two years has experienced a high degree of volatility both in price and volume. The stock has a two year low of $0.35 and a two year high of $4.39. Because of this, you may experience the same volatility in the future. One of the causes for the volatility in our stock was the first case of Mad Cow Disease in the United States in December of 2003. Because of our extensive research into Transmissible Spongiform Encephalopathy, the scientific name for the family of diseases in which Mad Cow Disease is a part of, our common stock experienced an influx of attention from investors at this time. You may or may not experience similar volatility in the future.

      YOU MAY EXPERIENCE DILUTION IN YOUR OWNERSHIP OF SHARES OF OUR COMMON
STOCK.

      Since we completed the reverse merger with Hand Brand Distribution, Inc., we have financed our operations, in large part, by issuing promissory notes convertible into our common stock. The prices at which the principal and interest of the convertible promissory notes are convertible into shares of common stock are less than the then-current bid price of our common stock. Sales of shares of our common stock at prices less than prevailing bid prices has had a dilutive effect on the owners of our common stock immediately prior to such sales or conversions. We have also issued a substantial number of shares of our common stock as payment to service providers for marketing and consulting services. To the extent we continue to issue shares of our common stock at prices less than the then-current bid prices or in connection with marketing and consulting services, existing owners of common stock will continue to suffer dilution of their share ownership. For the foreseeable future, we do not anticipate being able to issue shares of our common stock at prices equal, or substantially equal to, their bid prices at the time of such sales. Furthermore, sales of shares at prices less than the prevailing bid price of our common stock can be expected to result in downward pressure on our stock price.

      WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK, AND WE DO NOT ANTICIPATE PAYING DIVIDENDS FOR THE FORESEEABLE FUTURE; THEREFORE, RETURNS ON YOUR INVESTMENT MAY ONLY BE SEEN BY THE APPRECIATION OF THE VALUE IN OUR SECURITIES.

      We have never paid dividends on our capital stock and, except for the mandatory dividends payable on our Series A Preferred Stock, do not anticipate paying any dividends for the foreseeable future. We intend to retain earnings, if any, for use in the operation of our business and to fund future growth. Because of this, investors may only see a return on their investment if the value of the shares owned appreciates.

      WE HAVE THE ABILITY, WITHOUT SHAREHOLDER APPROVAL, TO ISSUE PREFERRED STOCK AND DESIGNATE THE RIGHTS, PREFERENCES AND PRIVILEGES THAT MAY BE SENIOR TO COMMON STOCK.


      In January 2005, we issued 1,100 shares of Series A Preferred Stock at $100.00 per share, for a total consideration of $1,100,000. The Series A Preferred Stock is convertible into the Company's common stock at an initial conversion price of $1.01, subject to adjustment. If, at any time after March 14, 2005, the market price (i.e., the average of the lowest three intra-day trading prices of the Company's common stock during the 15 trading days immediately preceding the conversion date) is less than $1.11, then the conversion price of the Series A Preferred Stock is 80% of the market price on the date of such conversion. On June 1, 2005, the conversion price of the Series A Preferred Stock was $0.47. If an "Event of Default" as defined in the subscription agreement under which the Purchasers bought the Series A Preferred Stock, occurs (e.g., bankruptcy, failure to timely file the registration statement, failure of such registration statement to be timely declared effective), the conversion price of the Series A Preferred Stock is reduced by 10%. The Series A Preferred Stock pays a monthly dividend equal to $100 multiplied by the prime rate (as reported in the Wall Street Journal) plus 2.5% to the extent that funds are lawfully available. The Series A Stock has a liquidation preference ahead of the common shares in the event of any dissolution or winding up of our company.


      We have a total of 20,000,000 authorized shares of preferred stock. The Board of Directors may determine, without shareholder approval, the rights, preferences and privileges of the preferred stock. Depending on the rights, preferences and privileges granted when the preferred stock is issued, it may have the effect of delaying, deferring or preventing a change in control without further action by the shareholders, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of and the voting and other rights of the holders of our common stock.

      WE CAN ISSUE COMMON STOCK WITHOUT SHAREHOLDER APPROVAL THAT MAY CAUSE DILUTION TO EXISTING SHAREHOLDERS.

      We have 100,000,000 authorized shares of common stock that can be issued by the Board of Directors. Under most circumstances the Board of Directors has the right to issue these shares. If all of these shares were issued, it would substantially dilute the existing shareholders.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Sections of this prospectus, including the Management's Discussion and Analysis or Plan of Operation, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as "may," "will," "should," "would," "could," "plan," "goal," "potential," "expect," "anticipate," "estimate," "believe," "intend," "project," and similar words and variations thereof. This prospectus contains forward-looking statements that address, among other things,

      o     our financing plans,

      o     regulatory environments in which we operate or plan to operate, and

      o trends affecting our financial condition or results of operations, the impact of competition, the start-up of certain operations and acquisition opportunities.

      Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others,

      o     our ability to raise capital,

      o our ability to execute our business strategy in a very competitive environment,

      o     our degree of financial leverage,

      o     risks relating to rapidly developing technology,

      o     regulatory considerations;

      o     risks related to international economies,

      o risks related to market acceptance and demand for our products and services,

      o     the impact of competitive products, services, and pricing, and

      o     other risks referenced from time to time in our SEC filings.

      All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      You should read the following discussion of our results and plan of operation in conjunction with the consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. Statements in this Management's Discussion and Analysis or Plan of Operation that are not statements of historical or current objective fact are "forward-looking statements."

OVERVIEW

      We are a development stage company (as such term is defined by the Securities and Exchange Commission ("SEC") and Generally Accepted Accounting Principles) and have had negligible revenues from operations in the last two years. As a development stage company, our research and development expenditures have not been capitalized as of this date.

      We have developed proprietary diagnostic assays for use in the agricultural and veterinary markets. Specific assays for Chronic Wasting Disease (among elk and deer) and Mad Cow Disease (among cattle) have been developed and are available currently on a limited basis. E. coli (predominantly cattle) and Johnne's disease (predominantly cattle and bison) diagnostics are in development. With the acquisition of VDx, Inc., we have a commercial non-essential fatty acid, or NEFA, test currently available. We are also working on vaccine solutions to meet the growing demands of today's veterinary industry and tomorrow's agriculture and healthcare industries. The Company is organized and operated both to continually apply its scientific research to more effective management of diseases and, in so doing, realize the commercial potential of molecular biotechnology.


      We are engaged primarily in research and development activities. We have not generated significant operating revenues, and as of March 31, 2005, we had incurred a cumulative net loss from inception of $12,699,296. Our ability to generate substantial operating revenue will depend on our ability to develop and obtain approval for molecular assays and developing therapeutic vaccines for the detection and prevention of food contaminating pathogens, veterinary diseases, and diseases affecting human health.

      Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in their report on our consolidated financial statements for the fiscal year ended December 31, 2004. For the years ended December 31, 2004 and 2003, our operating losses were $5,755,754 and $3,080,740, respectively. Our current liabilities exceeded current assets by $898,403 and $1,268,620 for the years ended December 31, 2004 and 2003, respectively. Currently, we have minimal revenues generated from operations, and, as of December 31, 2004 we have an accumulated deficit of $10,540,830.


      Although we recently completed an equity financing with gross proceeds of approximately $1.1 million, we will require significant additional funding in order to achieve our business plan. We believe that our current cash needs will be able to sustain our proposed operations for 8-10 months. Over the next 18 months, in order to have the capability of achieving our business plan, we believe that we will require at least $1,200,000 in additional funding. We will attempt to raise these funds by means of one or more private offerings of debt or equity securities or both. At this time, we have no commitments for additional capital funds. Moreover, depending on the development and activities of our business, and unforeseen and unanticipated events in our business, we may require additional funding over the next twelve to eighteen months to develop our business. This amount may exceed an additional $1,000,000 depending on cost involved in the further development and commercialization of our products. In such event, we may need immediate additional funding. Our capital requirements will depend on many factors including, but not limited to, the timing of further development of assays to detect the presence of infectious disease from the blood of live animals, our hiring of additional personnel, the applications for, and receipt of, regulatory approvals for any veterinary vaccines that we may develop, and other factors. Our inability to raise capital could impair our ability to implement our business plan and may ultimately force us to cease operations.

      Over the next 12 months, we do not expect any significant purchases or sales of plant or equipment or any significant changes in the number of our employees or any off-balance sheet arrangements that will have any current or future effect on our financial condition. Over the next 12 months, we have contractual obligations of $128,400, primarily related to equipment, vehicles and rent. These obligations total $552,000 over the next five years.

      Over the next 12 months, we expect to spend a significant amount of our capital on research and development activities relating to development and vaccine design/development. If we are able to develop assays for different diseases, we intend to formalize the procedure into a commercial application through a series of laboratories to be owned and operated by GeneThera. To date, we have introduced our diagnostic solution for Chronic Wasting Disease and Mad Cow Disease on a very limited basis. We anticipate that significant funds will be spent on research and development throughout the life of the Company, as this is the source for new products to be introduced to the market. Our plan is to seek new innovations in the biotechnology field. We may not be successful in developing or validating any new assays or, if we are successful in developing and validating any such assays, we may be unable to successfully commercialize them or earn profits from sales of those assays. Furthermore, we may not be able to design, develop, or successfully commercialize any vaccines as a result of our research and development efforts.

RECENT DEVELOPMENTS

      On September 20, 2004, we closed on the acquisition of VDx, Inc., a Wisconsin corporation. VDx will be run as a wholly owned subsidiary of the Company. A manufacturer and distributor of veterinary diagnostic equipment and tests, VDx currently markets and sells specialized tests for bovine IgG, NEFA for the dairy industry, and Equine IgG. VDx has already made a significant impact within the dairy cattle industry with their NEFA test and nutritional supplement program to maximize output for the dairy farmer. The NEFA test offers farmers the ability to test the health and nutrition of their cattle before giving birth and also test the health of the new calves once born. Future milk output from dairy cattle is directly affected by the nutrition just prior to calving. We are currently in the process of integrating VDx's operations into those of the Company. We may not achieve the desired benefits from the acquisition of VDx.


      On November 1, 2004, we entered into a Strategic Alliance Agreement with
G. Gekko Enterprises pursuant to which G. Gekko Enterprises will assist the Company in identifying potential distributors and/or licensees and securing suitable agreement with such parties. In exchange for such services, the Company issued G. Gekko Enterprises 325,000 shares of its common stock. In addition, on November 8, 2004, we sold 175,000 shares of our common stock to G. Gekko Enterprises for an aggregate consideration of $250,000. The proceeds of such sale will be used for working capital purposes.


      On January 18, 2005, we issued 11,000 shares of our Series A Preferred Stock to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (the "Purchasers"), for $100 per share, or an aggregate of $1,100,000. We also issued warrants to purchase an aggregate of 597,826 shares of common stock at an exercise price of $0.92 per share, in consideration for the aggregate proceeds of $1,100,000 to the Purchasers and Mercator Advisory Group, LLC, an affiliate of the Purchasers. The warrants became exercisable on January 18, 2005 and are exercisable for three years from their date of issuance. We paid a due diligence fee of $88,000 and legal expenses of $10,000 to Mercator Advisory Group, LLC.


      In March 2005, we entered into a consulting agreement with 0711005 B.C. Ltd (the "Marketing Consultant") pursuant to which the Marketing Consultant agreed to provide us with certain marketing and public relations services in exchange for the issuance of 1,375,000 shares of our common stock. These shares had a market value of approximately $1,430,000 on the date of issuance, which our board determined to be a reasonable amount for the marketing and public relations services to be provided by the Marketing Consultant. The shares issued to the Marketing Consultant are offered for resale in this prospectus. 0711005 BC Ltd. Marketing Group is an organization that specializes in marketing and public relations for emerging growth publicly listed companies. 0711005 BC Ltd has designed a marketing campaign specific to GeneThera that will include, but not be limited to, the presentation of investment kits to thousands of inquiring investment professionals and investors making requests for information, attendance at trade shows throughout North America and Europe to generate additional investment leads and ongoing contact with the investment community, broker luncheons in major financial centers to present and personally introduce GeneThera management to the brokerage community, provide research writers direct access to the company management allowing them the opportunity for review of the company, and provide the company with an opportunity to communicate its story to investment professionals through the print and television media. 0711005 BC Ltd. Marketing Group has performed similar marketing campaigns for the last five years with similar publicly listed companies.

RESULTS OF OPERATIONS


      THREE-MONTH PERIOD ENDING MARCH 31, 2005 COMPARED TO THREE-MONTH PERIOD ENDING MARCH 31, 2004

      Gross profits for the three-month period ended March 31, 2005 were $26,753 compared to $0 for the same period last year. Personnel (salaries) increased from $54,724 for the prior three month period ending March 31, 2004 to $205,278 for the three month period ending March 31, 2005.Professional expenses (consulting and professional fees) comparing the three month period ending March 31, 2004, to the three month period ending March 31, 2005, increased from $353,196 to $1,656,040.

      FISCAL YEAR ENDING DECEMBER 31, 2004 COMPARED TO FISCAL YEAR ENDING DECEMBER 31, 2003

      Personnel and professional expenses (consulting and professional fees and salaries) increased to $1,654,650 for the fiscal year ending December 31, 2004 from $829,758 for the year ending December 31, 2003. Comparing the year ended December 31, 2004 to the year ended December 31, 2003, expenses grew to $4,490,434 from $2,603,547. Further development of our management team, as well as increased professional, legal, and consulting fees incurred as part of the VDx acquisition and preparation of our periodic and other filings with the Securities and Exchange Commission also increased expenses in 2004.

      We recorded a net loss of $5,755,754 for the year ended December 31, 2004 compared to $3,080,740 for the year ended December 31, 2003.


      FISCAL YEAR ENDING DECEMBER 31, 2003 COMPARED TO FISCAL YEAR ENDING DECEMBER 31, 2002

      Personnel and professional expenses (consulting and professional fees and salaries) increased from $567,111 for the prior fiscal year ending December 31, 2002 to $890,829 for the year ending December 31, 2003. Comparing the year ended December 31, 2002 to the year ended December 31, 2003, expenses grew substantially from $959,729 to $2,698,284. Most of this increase relates to the development of our management team, as well as professional, legal, and consulting fees incurred as part of the VDx acquisition and preparation of our periodic and other filings with the Securities and Exchange Commission.

      We recorded a net loss of $3,080,740 for the year ended December 31, 2003 compared to $999,663 for the year ended December 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES


         The Company had a cash balance of $525,212 as of March 31, 2005. It is estimated that it will require outside capital for the remainder of the year 2005 for the commercialization of GeneThera's molecular assays as well as the development of their therapeutic vaccines. The Company intends to raise these funds by means of one or more private offerings of debt or equity securities or both. Currently the company is in discussions with two groups to obtain financing through either debt and/or equity. No definitive agreements have been signed. There are no guarantees whether the Company will be able to secure such a financing, and if the financing is secured, there are no guarantees whether the Company can achieve the goals laid out in its business plan fully. We will require significant additional funding in order to achieve our business plan.


         Since we completed the reverse merger with Hand Brand Distribution, Inc., we have financed our operations, in large part, by private placements of our common and preferred stock and promissory notes convertible into our common stock. We have raised an aggregate of $2,613,900 through such sales, including the sale of approximately $1.1 million of our preferred stock in January 2005.

         Despite our recent equity financing completed in January 2005, we will require significant additional funding in order to achieve our business plan. Specifically, we intend to spend significant funds on validating and testing our products, seeking necessary regulatory approvals and focusing on international expansion. Over the next 12 months, in order to have the capability of achieving our business plan, we believe that we will require at least $1,200,000. We will attempt to raise these funds by means of one or more private offerings of debt or equity securities or both. We raised an aggregate of $1,113,050 through convertible notes to certain individuals in late 2003 and 2004. Of this amount, $1,096,050 in notes has been converted into 1,545,257 shares of our common stock and $17,000 in notes has not yet been converted. We may not be able to secure the financing that we believe is necessary to implement our strategic objectives, and even if additional financing is secured, we may not achieve our strategic objectives. As of the date of this prospectus, we do not have any firm commitments from any investors for any additional funding.

      Our longer-term working capital and capital requirements will depend upon numerous factors, including revenue and profit generation, pre-clinical studies and clinical trials, the timing and cost of obtaining regulatory approvals, the cost of filing, prosecuting, defending, and enforcing patent claims and other intellectual property rights, competing technological and market developments, collaborative arrangements. Additional capital will be required in order to attain such goals. Such additional funds may not become available on acceptable terms and we cannot give any assurance that any additional funding that we do obtain will be sufficient to meet our needs in the long term.

CRITICAL ACCOUNTING POLICIES

      In December 2001, the SEC requested that all registrants discuss their most "critical accounting policies" in Management's Discussion and Analysis of Financial Condition or Plan of Operation. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of the Company's financial condition and results and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our significant accounting policies are described in Note 1 to our consolidated financial statements included in this prospectus and our previously filed Annual Report on Form 10-KSB for the year ended December 31, 2003; however, we believe that none of them is considered to be critical.

RECENTLY ISSUED ACCOUNTING STANDARDS

      The Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, which establishes revised standards for accounting for business combinations, eliminating the pooling method, and providing new guidance for recognizing intangible assets arising in a business combination. Additionally, SFAS No. 141 requires more prominent and more frequent disclosures in financial statements about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on our financial position, results of operations or liquidity.

      SFAS 142, Goodwill and Other Intangible Assets provides guidance on accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 142 on April 1, 2002 did not have a material effect on our financial position, results of operations, or liquidity.

      SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets provides implementation guidance regarding when and how to measure an impairment loss, and expands the presentation to include a component of an entity, rather than strictly a business segment. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 on April 1, 2002 did not have a material effect on our financial position, results of operations or liquidity.

      SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150") was issued in May 2003. This statement establishes standards for how certain financial instruments with characteristics of both liabilities and equity are classified and measured. It requires that many financial instruments previously classified as equity now be classified as a liability (or an asset in some circumstances). These financial instruments are as follows: a financial instrument issued in the form of shares that is mandatorily redeemable -- that embodies an unconditional obligation requiring the issuer to redeem it by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur; a financial instrument, other than an outstanding share, that, at inception, embodies an obligation to repurchase the issuer's equity shares, or is indexed to such an obligation, and that requires or may require the issuer to settle the obligation by transferring assets; a financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares, if, at inception, the monetary value of the obligation is based solely or predominantly on any of the following: a) a fixed monetary amount known at inception, for example, a payable settleable with a variable number of equity shares; b) variations in something other than the fair value of equity shares, for example, a financial instrument indexed to the S&P 500 and settleable with a variable number of equity shares; c) variations inversely related to changes in the fair value of equity shares, for example, a written put option that could be net share settled. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an effect on our operating results, financial position, or liquidity.

      In March 2004, the Emerging Issues Task Force ("EITF") reached a final consensus on Issue 03-6, "Participating Securities and the Two-Class Method under Financial Accounting Standards Board ("FASB") Statement 128," Issue 03-6 requires the two-class method of calculating earnings per share for companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends of the company. This change in computational methods had no impact on earnings per share for any period in fiscal 2004 or any prior period. However, this change is likely to impact earnings per share in fiscal 2005 as our Series A Preferred Stock contains a mandatory monthly dividend.

      In September 2004, the EITF reached a consensus on Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share." EITF 04-8 requires that all issued securities that have embedded conversion features that are contingently exercisable upon the occurrence of a market-price condition be included in the calculation of diluted earnings per share, regardless of whether the market price trigger has been met. EITF 04-8 is effective in the periods ending after December 15, 2004 and would be applied by retrospectively restating previously reported diluted earnings per share. We do not anticipate that the adoption of EITF 04-8 will impact our earnings per share.

      On December 16, 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), "Share-Based Payment", which is a revision of SFAS No.123. SFAS No. 123(R) supersedes APB No.25, and amends SFAS No.95, "Statement of Cash Flows". Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No.123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

      SFAS No.123(R) must be adopted no later than July 1, 2005. We expect to adopt SFAS No.123(R) in the third quarter of 2005.

      SFAS No.123(R) permits companies to adopt its requirements using one of two methods:

      1. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No.123(R) for all share-based payments granted after the effective date and
(b) based on the requirements of SFAS No.123 for all awards granted to employees prior to the effective date of SFAS No.123(R) that remain unvested on the effective date.

      2. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFASNo.123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

      We are still assessing the appropriate transition method.

      As permitted by SFAS No.123, we currently account for share-based payments to employees using the APB No.25 intrinsic value method and, as such, generally recognize no compensation cost for employee stock options. Accordingly, the adoption of SFAS No.123(R)'s fair value method will have an impact on our results of operations, although it will have no impact on our overall financial position. Statement No.123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. While we cannot estimate what those amounts will be in the future (because they depend on, among other things, when employees exercise stock options), there were no operating cash flows recognized in prior periods for such excess tax deductions for stock option exercises.

                                    BUSINESS

OVERVIEW

      GeneThera, Inc., a Florida corporation, was formerly known as Hand Brand Distribution, Inc., and was incorporated in November 1995, under the laws of the State of Florida. Up until 2002, GeneThera, Inc. was a private Colorado corporation ("GeneThera Colorado"). The Board of Directors at that time determined it would be in the best interests of the Company to become a publicly traded company in order to facilitate the business goals and objectives of the Company. That led to negotiations with the Board of Hand Brand Distribution to effect a reverse acquisition. The negotiations were on an "arms-length" basis at the time and resulted in the reverse acquisition being completed in October of 2003 with the distribution of shares to Dr. Milici for the acquisition from him of GeneThera, Inc. A total of ten million shares were issued as consideration for the sale of the private corporation. GeneThera received all the assets of GeneThera Colorado including all laboratory equipment, laboratory supplies, research and development, processes, and intellectual property. The value of the shares as issued to Dr. Milici was recorded in our quarterly filing of June 2004 as $14,396,777. The Company acquired Family Health News as a wholly owned subsidiary as an asset and no liabilities. Family Health News was subsequently disposed of in October 2003. We have been in the development stage since the formation of GeneThera Colorado in 1999 and have spent approximately 5 million dollars on the research and development activities.

      We are a biotechnology company that develops molecular assays and is currently in the process of developing therapeutic vaccines for the detection and prevention of food contaminating pathogens, veterinary diseases, and diseases affecting human health. We are in the development stage and have not generated significant revenues since our organization. GeneThera's business is based on its Integrated Technology Platform (ITP) that combines a proprietary diagnostic solution called Gene Expression Assay (GEA TM) with PURIVAX TM, its system for analyzing large-scale DNA sequencing. The first part of this platform is the ongoing development of molecular diagnostic assays solutions using Real Time Fluorogenic Polymerase Chain Reaction (F-PCR) technology to detect the presence of infectious disease from the blood of live animals. The second part of the ITP is the development of therapeutic vaccines using RNA interference technology. It also allows for the efficient, effective, and continuous testing, management and treatment of animal populations. These facts distinguish the technology from any alternative testing and management methodology available to agriculture today -- all of which require the destruction of individual animals and even entire herds. Our testing and data analysis processes also allow us not only to separate infected from clean animals, but also to gain knowledge vital to development of preventative vaccines.

      To date, GeneThera has successfully developed the ability to detect Chronic Wasting Disease, a disease affecting elk and deer in North America. The release of commercialized Field Collection Systems and laboratory diagnostic testing occurred in October of 2003. GeneThera has also successfully developed an assay for the detection of Mad Cow Disease, a disease recently found in the United States, but which has been in Europe for many years. Chronic Wasting Disease and Mad Cow Disease are both in the family of diseases called Transmissible Spongiform Encephalopathy (TSE). We received oral indication from the Director of National Veterinary Services that the USDA would cooperate with us to validate our test and vaccine on January 6, 2004. Per his request, we sent a detailed proposal on January 7, 2004 to the USDA in order to validate our live blood test for Mad Cow Disease and Chronic Wasting Disease as well as our currently under development vaccine for these diseases. We received no further response to our proposal. The USDA has since denied us the opportunity to work along side them in order to validate our live blood test for Mad Cow Disease and Chronic Wasting Disease without giving us any reason. Diagnostic assays for E.coli O157:H7 and Johnne's Disease are in the final stages of development. Vaccines for Chronic Wasting Disease and E.coli O157:H7 are in advanced stages of development. We are not currently in any regulatory or clinical trials for any of the tests we have developed to date. Development of the CWD test and the Mad Cow test are completed and we anticipate that the tests will require only minimal costs of development going forward. We believe that estimated costs to do a clinical trial for each of these will be minimal as we are currently in negotiation with strategic testing partners that we anticipate will absorb these costs.

BUSINESS MODEL

      Summary. GeneThera's animal disease assay development business is based on its Integrated Technology Platform (ITP) that combines a proprietary diagnostic solution called Gene Expression Assay (GEA(TM)) with PURIVAX(TM), its system for analyzing large-scale DNA sequencing. The first part of this platform is the ongoing development of molecular diagnostic assays solutions using real time Fluorogenic Polymerase Chain Reaction (F-PCR) technology to detect the presence of infectious disease from the blood of live animals. The second part of the ITP is the development of therapeutic vaccines using RNA interference technology. It also allows for the efficient, effective, and continuous testing, management and treatment of animal populations. These facts distinguish the technology from any alternative testing and management methodology available to agriculture today -- all of which require the destruction of individual animals and even entire herds. Our testing and data analysis processes also allow us not only to separate infected from clean animals, but also to gain knowledge vital to development of preventative vaccines.

      Each individual assay utilizes the proprietary Field Collection System
(FCS) for the collection and transportation of blood samples to GeneThera's laboratory. The FCS allows GeneThera to maintain the integrity of each sample by the addition of specific reagents to test tubes contained in the system. GeneThera's FCS is designed to be an easy-to-use method of gathering blood samples from harvested or domesticated animals. It ensures consistency of samples as well as increased assurance of each sample's integrity.

      To date, GeneThera has successfully developed the ability to detect Chronic Wasting Disease, a disease affecting elk and deer in North America. The release of commercialized Field Collection Systems and laboratory diagnostic testing occurred in October of 2003. GeneThera has also successfully developed an assay for the detection of Mad Cow Disease, a disease recently found in the United States, but which has been in Europe for many years. The Field Collection Systems are available for purchase from the Company. Chronic Wasting Disease and Mad Cow Disease are both in the family of diseases called Transmissible Spongiform Encephalopathy (TSE). Diagnostic assays for E.coli O157:H7 and Johnne's Disease are in the final stages of development.

      We are also developing vaccines for Chronic Wasting Disease and E.coli O157:H7. The Company will need the approval of the USDA before the vaccines can be manufactured or sold. The approval process for animal vaccines is time-consuming and expensive. We anticipate that such approval, if it is obtained, may require more than $5 million and may require more than two years for each vaccine for which approval is sought. Currently we do not have the capital necessary to seek approval of any of our candidate vaccines, and we cannot provide any assurance that we will be able to raise the capital necessary for such approval on terms that are acceptable to us, if at all. In addition, even if we are successful in raising the capital necessary to seek approval of any vaccine, there are no assurances that such an approval will be granted, or if granted, whether we will be able to produce and sell such vaccines following such an approval in commercial quantities or to make a profit from such production and sales.

      Though the Company had commercialized one product in late 2003, we have derived minimal revenues to date from the sale of our products or services. In 2003, we recorded revenues from our subsidiary Family Health News up until divesture of the subsidiary on October 1, 2003. After October 1, 2003, no revenues from Family Health News were recorded as income by GeneThera.

INTEGRATED TECHNOLOGY PLATFORM (ITP)

      GeneThera's integrated technology platform is the foundation for "fast-track" rDNA vaccine development. At the present stage we are working on the development of a recombinant DNA vaccine for transmissible spongiform encephalopathy (TSE) and Johnne's disease. Transmissible Spongiform Encephalopathies (TSE) is a group of invariably fatal neurodegenerative diseases that include Scrapie in sheep, Bovine Spongiform Encephalopathy (BSE) in cattle, Chronic Wasting Disease (CWD) in elk and deer, and Kuru Disease and variant Creutzfeld-Jacob disease( vGCD) in humans. The pathological effects of the disease occur predominantly in the CNS (central nervous system) where the predominant hallmark is accumulation of an abnormally folded isoform of the prion protein (PrPsc). Johnne's disease is a chronic debilitating infectious disease of ruminants, characterized by weight loss and, particularly in cattle, by profuse diarrhea. The casual agent is a bacterium, Mycobacterium avium subspecies paratubercolosis. Infected animals may show no sign of the disease until years after the initial infection. Johnne's is a slow, progressive disease with worldwide distribution.

      Both vaccine developments are in the "in Vitro" stage. We expect to initiate experimental animal studies for Johnne's disease in the next 2-3 months. A longer time frame (6-8 months) will be needed to initiate experimental animal studies for TSE. ITP is the assembly of GEA TM and PURIVAX TM rAD and rAAV systems. This integrated technology platform yields fast-track vaccine development. Leveraging its ITP, GeneThera believes that it can develop a prototype vaccine within 4 to 6 months versus the current standard of 18 to 24. We estimate that the cost to bring these vaccines to market is $2-5 million. There is no assurance that we will be able to raise the capital necessary to bring a vaccine to market and if the capital is raised, that we will be able to overcome the government regulations involved in bringing such a product to market. The GEA TM applied modular unit system utilizes robotics and is based on nucleic acid extraction in conjunction with F-PCR technology to develop gene expression assays. Using GEA(TM) assays, vaccine efficacy can be measured quickly because it will be unnecessary to wait for the antibody response to measure how well the vaccine is working. F-PCR will allow effective quantification of the precise number of viral or bacterial genetic particles before, during and after vaccine injection(s). We anticipate that the more effective the vaccine is, the stronger the decrease of the infectious disease particles will be.

GEA(TM) SYSTEM

      GEA(TM) is a proprietary assay development system. GEA was developed in 2001. To date the system has been used to develop our TSE molecular assay. GEA is a gene expression system to be used solely in our laboratory and will not be marketed for commercial sale. The core of GEA(TM) is Fluorogenic Polymerase Chain Reaction technology (F-PCR). GeneThera approaches the technical problems related to the use of conventional PCR in molecular diagnostics via our modular unit concept. Specifically, the modular unit consists of an Automated Nucleic Acid Workstation (ANAW) and a Sequence Detection System (SDS) that are integrated, allowing an operator to perform the entire procedure of DNA extraction and F-PCR analysis within a closed computerized system. This system results in minimal intervention and no post-PCR manipulation. GEA is a molecular genetic base system that utilizes fluorogenic polymerase chain reaction (F-PCR). Fluorogenic PCR (F-PCR) is a 5' nuclease assay based on a sequence specific hybridization between a nucleic acid target and a fluorogenic probe complementary to the target sequence. The probe consists of an oligonucleotide with a reporter and quencher dye attached. Due to the unique design of the fluorogenic probe the 5'-3' nuclease activity of the Taq Polymerase allows direct detection of PCR products by the release of the fluorogenic reporter during PCR. The reporter and the quencher dye are linked to the 5' and 3' end of the probe. A fluorescent reporter dye such as FAM (6-carboxyfluorescein) is covalently linked to the 5' end of the oligonucleotide. Each of the reporters is quenched by TAMRA (carboxytetramethylrhodamine) attached via linker arm that is typically located at the 3' end of the probe. When the probe is intact, the proximity of the reporter dye to the quencher dye results in a suppression of the reporter fluorescence. During PCR, if the target of interest is present, the probe specifically anneals between the forward and the reverse primer site. The nuclease activity of the Taq DNA Polymerase cleaves the probe between the reporter and the quencher only if the region hybridizes to the target. The Taq Polymerase does not cleave free probe. After cleavage, the shortened probe dissociates from the target and the polymerization of the strand continues. This process occurs in every cycle and does not interfere with the exponential accumulation of the product. The cleavage of the oligonucleotide between the reporter and the quencher dye results in an increase of fluorescence of the reporter that is directly proportional to the amount of the product accumulated. The specificity of this 5' nuclease assay results from the requirement of sequence complementary between probe and template in order for cleavage to occur. Thus the fluorogenic signal is generated only if the target sequence of the probe is generated by PCR. No signal is generated by non-specific amplification.

      To perform GEA, specific laboratory equipment is needed. . This involves some substantial initial costs to set up the laboratory operations. We have performed this substantial set up and are fully operational to perform GEA. We currently have all the specific equipment necessary to further development. However, the use of F-PCR represent a great advantage over other available systems because of its greater sensitivity, speed and accuracy.

      The Automated Nucleic Acid Workstation is a highly flexible robotic system that extracts and purifies acids from a variety of complex samples, preparing them for F-PCR analysis. Data management system software includes a database to manage all run phases and record sample processing.

      The Sequence Detection System detects the fluorescent signal generated by the cleavage of the reporter dye during each PCR cycle. This process confers specificity without the need of post-PCR hybridization. Most important, the SDS offers the advantage of monitoring real time increases in fluorescence during PCR. Specifically, monitoring real-time progress of the PCR completely changes the approach to PR-based quantitation of DNA and RNA, most particularly in improving the precision in both detection and quantitation of DNA and RNA targets.

      GeneThera currently faces limited competition in the use of F-PCR technology and the modular unit concept for commercial testing of either infectious disease in animals or food pathogen contamination. Currently, most labs utilize conventional microbiology, immunological or conventional PCR methods for either veterinary diseases or food pathogen contamination detection. Specific to microbiology and immunological techniques, the drawbacks of these approaches are:

      1. the antibodies-based culture media used to detect the presence of infectious diseases has a low level of sensitivity;

      2. high background due to non-specific binding of antibodies and/or culture contamination;

      3.    sample preparation and storage creates artifacts; and

      4.    long, cumbersome protocols necessary to perform these tests.

      A major technical limitation of conventional PCR is the risk of contaminating a specimen with the products of previously amplified sequences. Known as cross-contamination, this phenomenon represents a constant challenge to any lab using conventional PCR. Managing these challenges is cumbersome and difficult to streamline.

      Fluorogenic PCR (F-PCR) attempts to overcome these drawbacks by making it possible for PCR to efficiently test large numbers of samples even when major laboratory facilities are not readily available. A novel methodology, F-PCR allows quantitative and qualitative detection of specific nucleic acid sequences in a sensitive, accurate and rapid fashion

PURIVAX(TM) TECHNOLOGY

      GeneThera has developed a large-scale process for highly purified and high viral titer Adenovirus and AAV recombinant vectors. This technology enables GeneThera to develop Adenovirus and AAV based recombinant DNA vaccines for veterinary diseases and food pathogens.

      GeneThera's PURIVAX(TM) is a multi-resin anion exchange chromatography system that dramatically improves biological purity and viral titer of recombinant Adenovirus and AAV vectors. PURIVAX(TM) is intended to completely eliminate toxic side effects associated with adenoviruses and AAV vectors, thereby making it possible to develop highly immunogenic and safe recombinant DNA vaccines. Importantly, recombinant DNA (rDNA) vaccine technology represents a powerful tool for an innovative vaccine design process known as "genetic immunization."

      Recombinant Adenovirus (rAD) and AAV (rAAV) vectors are the ideal candidates for a gene delivery system. These viruses can efficiently deliver genetic material to both dividing and non-dividing cells, thereby overcoming some of the obstacles encountered with first generation retroviral vectors.

      Equally important, rAd and rAAV are engineered virus genomes that contain no viral gene. One of the key features for rAd and rAAV is their ability to transduce a large variety of cells. However, two technical challenges had to be overcome to fully utilize rAd and rAAV in the development of rDNA vaccines:

      1.    lack of large scale purification system; and

      2.    low viral titer


      Traditional technologies and first generation chromatography processes are limited both in terms of purity and yield. And, due to the limitation of these purification technologies, adequate viral titers cannot be achieved. We believe that the result is that there is currently no efficient system to deliver immunogenic genetic sequences into cells.


      This is the significance of GeneThera's PURIVAX TM, rAD and rAAV system for rDNA vaccine development. Succinctly stated, it is designed to be able to achieve both high purity and high viral titer (up to 10e16 viral particles/eulate) based on its proprietary multi-resin anion exchange chromatography system. GeneThera believes that biological contaminants such as endogenous retrovirus, bacterial, mycoplasma, non-specific nucleic acids, lipids, proteins, carbohydrates and endotoxins are eliminated during the purification process.

FIELD COLLECTION SYSTEM

      GeneThera's Field Collection System (FCS) is a commercial product designed to permit a standardized manner for drawing, stabilizing and handling blood samples intended for GeneThera's diagnostic assay testing. Each package is referred to as a "System" because it is just that. There are two different FCS packages: one for hunters and one for breeders or ranchers. GeneThera's FCS is designed to be an easy-to-use method of gathering blood samples from harvested or domesticated animals. It ensures consistency of samples as well as increased assurance of each sample's integrity. The Field Collection System was developed in the middle of 2002. We are currently marketing this system as a "marketing trial". A very limited number of sales has been achieved to date (less than 25 units).

      Common to each FCS are two test tubes, each containing a separate reagent. The process, as described in the packaging, ensures that each individual sample of blood will be stabilized, thereby increasing the integrity of that sample for diagnostic testing. Additionally, this common method of receiving blood samples at the GeneThera laboratory(ies) increases the efficiency of handling the volume of samples received. We believe this will enable us to provide a fast, efficient process, capable of posting results within 24 hours of receipt at a low cost to the consumer. We require that all testing using the FCS must be done by GeneThera and no third parties can test the blood collected. The Company is currently offering the FCS for hunters, breeders, or ranchers directly through the Company on a limited basis. The Company intends to begin a marketing campaign through the addition of key personnel to achieve higher volumes of sales for the FCS. The Company projects that no capital will be needed to hire the additional personnel as we intend to hire such personnel on a strict commission basis.

RESEARCH AND DEVELOPMENT SERVICES

      Molecular, Cellular, Viral Biology Research, and Consulting Services. We intend to provide independent research services to scientists in academia, the pharmaceutical industry, and the biotechnology industry. Primarily, we focus on technology relevant to animal and human immunotherapy. Our services are supported by more than 50 years of cumulative experience in research and development for both government and industry by GeneThera's senior scientists. We intend to develop a commercial-scale implementation of Adenovector Purification Process to support R&D material production. Furthermore, we intend to evaluate and test commercially available expression vectors and incorporate them into our vector repertoire. These technologies are well established within the repertoire of GeneThera's scientific staff. We cannot provide any assurance, however, that we will be able to successfully offer these services or that, if offered, we can provide them profitably.

      We intend to offer the following research and development services.

      Molecular Biology services consisting of:

      o     Synthetic cDNA Construction

      o     Prokaryotic Expression Vector Construction & Development

      o     E. coli Expression Strain Evaluation

      o     Pilot Scale Fermentation

      o     Mammalian Expression Vector Construction & Development

      o     Baculovirus Expression

      o     Protein Isolation

      o     Protein Engineering: Complement Determining Region Conjugated
            Proteins

      o     Monoclonal Antibody Production Chimerization & Humanization

      o Vector design for Prokaryotic Expression of Antibody Fragments (Fab) and Single Chain Antibody (ScFv)

      o     Pilot Scale-up Development

      o     Process Purification & Characterization

      o     Assay Development & Quality Control Pharmaceutical Dosage and
            Formulation

      Molecular Biology Potential Agreement Structure, which refers to the following stages or options available to a potential customer interested in developing a gene/protein expression system for research purposes.

      Stage I--cDNA Construction & Expression Vector Development Stage in which a specific gene sequence is cloned in an expression vector and screened by restriction enzyme analysis.

      Stage II in which the expression vector is grown into bacteria and the protein produced is purified by chromatography techniques .

      Stage III, Assay for the protein stability and activity in which protein activity is determined by testing the recombinant protein using a specific stabilizing buffer. The recombinant protein is tested against a substrate. The substrate is the target protein that is deactivated by the recombinant protein.

      Stage IV--Quantification of protein yield per each cell line used for protein expression. Each type of cell line responds differently to each recombinant protein. Therefore, various cell lines that express each recombinant protein is tested to determine the recombinant protein yield. Cell lines that express the highest quantity of a specific recombinant protein are then used for large-scale recombinant protein production.

      Stage V--Experimental animal model development for determination of proper biological active concentration and stability and determination of proper storage. A typical animal model is a mouse model. Mice are divided into 2 groups: 1) normal control and 2) mice injected with different concentrations of recombinant protein. The biological activity is determined by immunological assays such as an ELISA test or Western blot analysis.

            Gene Therapy Testing Services. GeneThera offers GLP testing programs for somatic cell, viral and naked DNA-based gene therapies. Our scientists have over eight years experience in providing fully integrated bio-safety testing programs for the cell and gene therapy fields and have supported a number of successful BLA and IND applications. To date, the Company has not generated any revenues with regard to these services, and there is no assurance that we will generate any revenues from such services.

            Replication-Competent Viral Vector Testing. Sensitive in vitro cell culture assays are used to detect replication-competent retroviruses or adenoviruses. GeneThera intends to work with clients to provide custom replication-competent virus detection assays for the particular vector construct.

            Complete Somatic Cell and Viral Vector Packaging and Producer Cell Line Characterization. GeneThera offers all of the assays mandated by regulatory authorities worldwide for the bio-safety analysis and characterization of cells and cell lines used in gene therapy products.

            Vector Stock Characterization. Custom purity and potency testing is available for gene therapy viral ector stocks.

            Vector Purification Process Validation for Viral Clearance. Most biopharmaceuticals require viral clearance studies to validate the removal of potential contaminants, such as those from bovine components or from helper viruses (adenovirus in AAV production). GeneThera can provide custom design and performance of viral studies for various vector purification processes.

            Custom Bio-safety Testing Programs for Somatic Cell, Ex Vivo Cell, and Tissue Therapies. GeneThera can guide our clients through the unique process of designing and implementing a bio-safety testing program that meets the needs of each specific project.

            To date, we have not entered into any agreement for the provision of any of the services described above with any customer. We are currently pursuing agreements to provide some of these services to potential customers. There is no assurance that any agreement will be entered into for the provision of the Company's services or that the Company will generate significant revenues or profits from any such agreement.

INTELLECTUAL PROPERTY

      We do not own any patents on any of our technology and have not filed any applications for patents in any country. We have only recently engaged a patent law firm to assist us in the review of our technology, namely, PURIVAX(TM) and GEA(TM), to determine whether it might be patentable. We cannot give any assurance that we will be able to file any patent applications or that, if we file one or more applications for patents, any patents will issue or that, if issued, the claims granted in any such patents will afford us adequate protection against competitors with similar technology.

      We also depend upon the skills, knowledge and experience of our scientific and technical personnel, none of which is patentable. To help protect our proprietary know-how which is not patentable, and for inventions for which patents may be difficult to enforce, we rely on trade secret protection to protect our interests.

MANUFACTURING

      We do not currently manufacture any products and do not have any facilities capable of manufacturing any products. If we are successful in developing a vaccine for veterinary purposes, we intend to contract with third parties or a collaborative partner to assist with production. We currently do not intend to establish a manufacturing facility to manufacture any products that we may develop. In the event we do decide to establish a commercial manufacturing facility, we will require substantial additional funds and will be required to hire and train significant numbers of employees and comply with the extensive federal and state regulations applicable to such a facility. In addition, we would be required to apply for a license from the United States Department of Agriculture's Animal and Plant Health Inspection Service to manufacture any such vaccines at such facilities.

SALES AND MARKETING

      We currently have no sales, marketing, or distribution capabilities, and we do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of any products that we may develop. Our success will depend, in part, on our ability to either (i) enter into and maintain collaborative relationships with third parties for the marketing, sales, and distribution of products that we develop, if any, or (ii) hire and retain our own sales and marketing capabilities. Initially we plan to market products that we develop and for which we obtain regulatory approval through marketing, licensing, distribution, or other arrangements with collaborative partners. We believe that this approach will both increase market acceptance of any products that we develop and enable us to avoid expending significant funds to develop a sales and marketing organization.

COMPETITION

      We face competition from many companies, universities, and research institutions in the United States and abroad. Virtually all of our competitors have substantially greater resources, experience in product commercialization, and obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities and manufacturing capabilities than we do. We will face competition from companies marketing existing products or developing new products for diseases targeted by our technologies. The development of new products for those diseases for which we are attempting to develop products could render our product candidates noncompetitive and obsolete. Our current competitors include Prionics AG, IDEXX Laboratories, Inc., Beckman Coulter, Inc., and Bio-Rad Laboratories, Inc.

      Academic and government institutions are also carrying out a significant amount of research in the field of veterinary health, particularly in the fields of Chronic Wasting Disease and Mad Cow Disease. We anticipate that these institutions will become more aggressive in pursuing patent protection and negotiating licensing arrangements to collect royalties for use of technology that they have developed and to market commercial products similar to those that we seek to develop, either on their own or in collaboration with competitors. Any resulting increase in the cost or decrease in the availability of technology or product candidates from these institutions may affect our business.

      Competition with respect to our veterinary technologies and potential products is and will be based, among other things, on effectiveness, safety, reliability, availability, price, and patent protection. Another important factor will be the timing of market introduction of products that we may develop and for which we may receive regulatory approval. Accordingly, the speed with which we can develop products, complete the required animal studies or trials and approval processes and ultimately supply commercial quantities of the products to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.

      Several attempts have been made to develop technologies that compete with F-PCR. To our knowledge none of these technologies have resulted to date in any product available on the market. The field of biotechnology is very dynamic. The possibility that more advanced technologies could be developed into products that may compete with ours is very strong. However it is very difficult to predict the length of time necessary for this scenario to take place.

PRODUCT LIABILITY

      The testing, manufacturing and marketing of the Company's proposed products involves an inherent risk of product liability attributable to unwanted and potentially serious health effects in animals that may receive any vaccines that we may develop and market. To the extent we elect to test, manufacture, or market veterinary vaccines and other products,, we will bear the risk of product liability directly. We do not currently have product liability insurance There is no guarantee that we can obtain product liability insurance at a reasonable cost, or at all, or that the amount of such insurance will be adequate to cover any liability that we may be exposed to. In the absence of such insurance, one or more product liability lawsuits against us can be expected to have a material adverse effect on our business and could result in our ceasing operations.

GOVERNMENT REGULATION

      Our unique approach to the testing for various animal diseases allows us to begin commercialization of its diagnostic tests without the need for a long and enduring approval process from the USDA. All tests are done utilizing the blood of animals that can be collected in the field using the Company's proprietary Field Collection System (FCS). The collected blood is then sent to our laboratory for testing. Since all of the testing for the diseases is done "in house," meaning tested at laboratories operated by us and using our developed testing methods, the USDA deems our test to be under the category of Veterinary Services. The regulations on Veterinary Services are much different than that of third party testing. Our test is not a kit.

      In the event that we develop a vaccine based on our research, the vaccine product and the facility at which commercial quantities of the vaccine will be produced will be subject to comprehensive regulation by the United States Department of Agriculture's Animal and Plant Health Inspection Service. Before any "biological product" (which includes vaccines) can be prepared for commercial sale, APHIS must approve and license the product and the facility at which it is proposed to be manufactured. The approval process is lengthy and expensive. We will be required to submit an application containing, among other things, an outline of production for the proposed product, characterization data, and protocols for animal studies and trials of host animal immunogenicity, safety, efficacy, backpassage, shed/spread, interference, and other studies.

      We do not have the capability to conduct our own studies and trials of any candidate vaccine that we may develop and will rely on collaborative partners to conduct all such studies. Currently we do not have any such agreements with any partner, and we cannot give any assurance that we will be able to enter into such an agreement on terms that are favorable to the Company, if at all. If we do enter into one or more such agreements, we will not be able to control the timetable for completing such studies. Furthermore, we cannot give any assurance that any applications that we submit for any vaccine products will be approved by APHIS. The failure to receive such approval, or the receipt of approval following the approval of a competing product, would have an adverse material effect on the Company.

EMPLOYEES

      As of March 1, 2005, we had a total of five (5) full-time employees and three (3) part-time employees who devote substantial effort on our behalf. None of our employees are represented by a collective bargaining unit. We entered into an employment agreement with Antonio Milici, M.D., Ph.D, to serve as our Chief Executive Officer and Chief Scientific Officer through January 7, 2007. In consideration for his services, Dr. Milici will receive a base salary of $144,000 per annum plus bonuses as may be determined by the Board of Directors in its sole discretion. As part of his employment agreement, Dr. Milici is subject to non-disclosure and non-competition obligations and has transferred to the Company all of his interests in any idea, concept, technique, invention or written work. We also entered into an employment agreement with Tannya L. Irizarry to serve as our Chief Administrative Officer through January 1, 2007. Ms Irizarry's base salary is $78,000 per annum. There are no employee issues at this time.

RESEARCH AND DEVELOPMENT

      We anticipate that R&D will be the source for both assay development and vaccine design/development. If we are able to develop assays for different diseases, we intend to formalize the procedure into a commercial application through a series of laboratories to be owned and operated by GeneThera. To date, we have introduced our diagnostic solution for Chronic Wasting Disease and Mad Cow Disease on a very limited basis. We anticipate that R&D will be ongoing during the life of the Company, as this is the source for new products to be introduced to the market. Our plan is to seek new innovations in the biotechnology field. We cannot assure you that we will be successful in developing or validating any new assays or, if we are successful in developing and validating any such assays, that we can successfully commercialize them or earn profits from sales of those assays. Furthermore, we cannot assure you that we will be able to design, develop, or successfully commercialize any vaccines as a result of our research and development efforts.

COMMERCIAL DIAGNOSTIC TESTING

      In the event that we are able to develop assays for the detection of diseases in animals, we intend to establish a series of diagnostic testing laboratories geographically proximate to the primary sources of individual diseases and/or according to specific available operating efficiencies. The specific number of labs to be built and operated will be based on assay demand (demand facilitated by the number of specific disease assays GeneThera develops), our ability to obtain the capital to build the labs, and our ability to successfully manage them from our principal office. As of the date of this prospectus, we do not have specific plans to establish any given number of diagnostic testing laboratories. In addition, we currently do not have sufficient capital to establish any such laboratories. We cannot provide any assurances that we would be able to raise the capital necessary to build any such laboratories or, if we can build them, that they can be operated at a profit.

LICENSING

      Through our third division, Licensing, we intend to manage the marketing and sale of the vaccines developed by GeneThera's Research & Development division. As GeneThera does not intend to be a vaccine manufacturer, we plan to use our Licensing division to license the technology related to any vaccines that may be developed and to manage the revenue potential available from the successful development and validation of specific vaccines. We cannot provide any assurance that we will develop any vaccines or that, if they are developed, we will be able to license them successfully or that any such license will produce significant revenues.

PROPERTIES

      We lease a 5,730 square foot biotechnology laboratory located at 3930 Youngfield Street, Wheat Ridge, Colorado 80033. The lease expires in January 2006 and the rent is $5,235.26 per month. We believe that our existing facilities are adequate to meet our current requirements. We do not own any real property. If we are able to develop assays for different diseases, we intend to formalize the procedure into a commercial application through a series of laboratories to be owned and operated by GeneThera. Currently we do not have the funds to purchase or construct any such laboratories and do not have a commitment from any party to provide the funds for a laboratory.

LEGAL MATTERS


      On or about July 23, 2004, Sisu Media sued the Company in Jefferson County District Court for breach of an alleged contract for website services for which the plaintiff seeks compensatory damages equal to the contract price or the reasonable value of services it claims to have performed. Plaintiff seeks approximately $61,000.00 plus the value of 14,706 shares of common stock in the Company, plus costs, interest, attorney's fees in amounts to be determined at trial. The Company believes that the plaintiff's claims have no merit and will defend the claims. The Company has filed its answer denying the claims and has asserted a counterclaim that Sisu Media aided and abetted a breach of fiduciary duty by a third party, Gary Langstaff, with damages to be determined at trial. The parties voluntarily submitted to mediation in an effort to settle the matter, without success. The plaintiff has waived their jury demand, so the trial will be to a judge, scheduled for June 21, 2005.

      On or about August 5, 2004, Gary Langstaff, Nick Wollner and Springloose.com, LLC sued the Company in Jefferson County District Court to gain access to corporate records and seeking an accounting, a declaratory judgment determining their status as shareholders, and alleging unpaid wages owed to Mr. Langstaff and Mr. Wollner as employees in the amounts of $60,000.00 and $18,000.00 respectively, plus costs, interest, expert fees and attorney's fees in amounts to be determined at trial. GeneThera has denied the claims and filed a counterclaim for breach of fiduciary duty by both Langstaff and Wollner causing unspecified damages, which include the expense of defending this action and the action involving Sisu Media in the same jurisdiction. A four-day trial to the court is set to begin July 26, 2005. The case is still in the discovery and motions stage.

      CIT Technology Financing Services, Inc. has sued the Company in Jefferson County District Court seeking approximately $28,000 as the alleged past due balance of an equipment lease, plus interest, costs and attorney fees. The Company has denied the claim and filed a counterclaim for recovery of treble damages plus costs and attorney fees for theft against the plaintiff based upon the conduct of plaintiff's designated collections agent. Colorado has recently instituted an electronic filing system in the courts for the filing of pleadings. Because of an error in this system, the plaintiff CIT was able to obtain a default judgment against the company. The court granted GeneThera, Inc.'s counsel's motion to quash the writ of garnishment, set aside the judgment and accept the answer as filed, and counsel for both parties promptly settled the case.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following persons are currently serving as the Company's executive officers and directors.

Name                          Age         Positions
----                          ---         ---------


Dr.  Antonio Milici           49          Chairman of the Board, Chief Executive
                                          Officer and Chief Scientific Officer
Steven M.  Grubner            46          Chief Financial Officer and Director
Dr.  Thomas Slaga             60          Director
Richard Bryans                48          Director


      Dr. Antonio Milici founded GeneThera Inc. in 1999 and has served as its chairman and CEO since inception. Prior to founding GeneThera, Dr. Milici served as CEO and President of Genetrans, Inc., a genetic diagnostic company from 1993 to 1998. Dr. Milici was also an assistant professor in the department of Molecular Pathology at the University of Texas M.D. Anderson Cancer Center.

      Steven M. Grubner joined GeneThera's Board of Directors in May 2004 and has served as our Chief Financial Officer since June 2004. Mr. Grubner has over twenty years of experience in the technology industry. Mr. Grubner served as the president, finance and administration and chief financial officer at HH Communications, Inc. from 1986 until the completion of its merger with Datatec Systems, Inc. (DATC) in mid-1996. Until late 1999, he served as Datatec's vice president and General Counsel, a position that put him in charge of Datatec's public SEC filings, vendor contract negotiations, and internal employee agreements. From 1999 to the present, Mr. Grubner has been involved the private and public equity markets, raising capital for technology, biotech, and software companies.


      Dr. Thomas Slaga has served on GeneThera's Board of Directors since 2003. Dr. Slaga has investigated cancer causation and prevention for more than thirty-five years. He has held his current position as Scientific Director of the AMC Cancer Research Center in Denver, Colorado since 1999. He chairs the Center for Cancer Causation and Prevention at AMC and also serves as Deputy Director of the University of Colorado Cancer Center. Previously, from 1983 to 1997, he served as Director of the Science Park - Research Division of The University of Texas M. D. Anderson Cancer Center. Dr. Slaga was co-founder of Molecular Carcinogenesis in 1987 and served as editor-in-chief until early 2003.

      Richard Bryans has served on GeneThera's Board of Directors since 2003. Mr. Bryans is corporate counsel for GeneThera and has managed his own private law firm in Denver, Colorado since 1995.

      The Company has an Audit Committee comprised of Dr. Milici and Mr. Grubner and a Compensation Committee comprised of Mr. Bryans and Dr. Slaga. Each Director is elected at the Company's annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until the successors are elected and qualified. At present, the Company's bylaws provide for not less than three or more than seven Directors. Currently, we have four Director positions. The bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next Annual Meeting of Shareholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. The officers of the Company devote full time to the business of the Company.

                              EXECUTIVE COMPENSATON

      The following table sets forth certain summary information for the fiscal year ended December 31, 2004 concerning the compensation awarded to, earned by, or paid to those persons serving as executive officers during fiscal year 2004 that served as our Chief Executive Officer or earned compensation in excess of $100,000 (the "Named Executive Officers"). No other executive officer of the company had a total annual salary and bonus for 2004 that exceeded $100,000. Antonio Milici, M.D., Ph.D. and Steven M. Grubner were the only executive officers during the fiscal year ended December 31, 2004.

SUMMARY COMPENSATION TABLE

      The following table summarizes compensation earned in each of the last three fiscal years by the named officers.

                                               Annual Compensation                      Long-Term Compensation
                                               -------------------                      ----------------------
                                                                   All Other    Restricted  Securities
                                                                    Annual      Stock       Underlying    All Other
                                                                 Compensation     Awards     Options/    Compensation
Name and Principal Position    Year        Salary       Bonus         (4)          ($)       SARS (#)        ($)

Antonio Milici M.D. PhD.,      2004      $144,000(1)     --           --            --      300,000 (5)       --
Chief Executive Officer        2003      $144,000(2)     --           --            --          --            --
                               2002      $144,000(3)  $ 18,000        --            --          --            --

      (1) Of this amount, $54,000 was paid to Dr. Milici in 2004 and $90,000 has been deferred.

      (2)   All of this amount has been deferred.

      (3) Of this amount, $36,000 was paid to Dr. Milici in 2002 and $108,000 has been deferred.

      (4) The Company provides Dr. Milici with a company car and reimburses him for fuel costs.

      (5)   These options were granted on 6/29/04 at an exercise price of $.90.

OPTION GRANTS IN LAST FISCAL YEAR

      The Company grants options to its executive officers under the GeneThera 2004 Senior Executive Officer Plan. As of March 1, 2005, options to purchase a total of 850,000 shares were outstanding under the 2004 Senior Executive Officer Plan and options to purchase 1,150,000 shares remained available for grant thereunder.

      The following table shows for the fiscal year ended December 31, 2004, certain information regarding options granted to the Named Executive Officers:

                          Option Grants in Fiscal 2004

                                                         Individual Grants
                                    -------------------------------------------------------------
                                                           Percentage of
                                         Number of         Total Options
                                        Securities           Granted to
                                    Underlying Options      Employees in        Exercise Price
Name                                    Granted (#)        Fiscal 2004(1)           ($/Sh)          Expiration Date
Antonio Milici                          300,000(2)              35.3%               $0.90              6/29/2014

(1) Based on options to purchase 850,000 shares granted in 2004.
(2) Fifty percent of these options were vested on December 1, 2004 and the remaining fifty percent vested on March 1, 2005.

               Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year End Option Values

                          Shares                            Number of Securities                Value of Unexercised
                       Acquired on        Value            Underlying Unexercised               In-the-Money Options
        Name           Exercise (#)   Realized ($)        Options at FY-End (#)(1)           at December 31, 2004 ($)(2)
------------------    --------------  ------------    -------------------------------      -----------------------------

                                                      Exercisable       Unexercisable      Exercisable     Unexercisable
                                                      -----------       -------------      -----------     -------------
Antonio Milici              --              --          150,000             150,000           $9,000            $9,000

(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's common stock at December 30, 2004.

(2) Value is based on the fair market value of the Company's common stock at December 30, 2004 ($.96) with respect to in-the-money options, minus the exercise price of the options.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      On January 23, 2002, the Company entered into an employment agreement with Antonio Milici, M.D., Ph.D, to serve as the Chief Executive Officer and Chief Scientific Officer of the Company through January 7, 2007. Unless either party gives notice to terminate the agreement at least thirty days prior to expiration of the agreement, the agreement will automatically be extended for an additional two year period. In consideration for his services, Dr. Milici receives a base salary of $144,000 per annum throughout the term of the agreement plus bonuses as may be determined by the Compensation Committee of the Board of Directors in its discretion or if the Company achieves net income in excess of $2,000,000 per year. As part of his employment agreement, Dr. Milici has agreed not to compete with the Company, solicit any of its customers or solicit any of its employees for a period of two years after the term of the agreement. Dr. Milici is also subject to confidentiality obligations in favor of the Company and has agreed to transfer to the Company of all his interests in any idea, concept, technique, invention or written work developed by him during the term of his employment agreement.

      In October 2004, we issued 100,000 shares of our common stock to an affiliate of Dr. Thomas Slaga for service as Chairman of the Company's Scientific Advisory Board. No other directors received compensation for their services to the Company in such capacity.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table shows, as of June 1, 2005, the common stock owned beneficially by (i) each person known by us to be the beneficial owner of more than five percent of our Common Stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each person or entity named below is c/o GeneThera, Inc., 3930 Youngfield Street, Wheat Ridge, CO 80033.

                                                                  Number of Shares
                 Name of Beneficial Owner                      Beneficially Owned (1)        Percent of Class (1)
Five Percent Shareholders:

David F. Firestone (2)                                                2,954,968                      12.5%
Mercator Advisory Group, LLC (2)
   555 South Flower Street, Suite 4200
   Los Angeles, CA  90071

Joseph Fernando                                                       1,375,000                       6.6%
0711005 BC Ltd. Marketing Group
   565 Stevens Dr.
   West Vancouver, BC, Canada V7S 1E1

Directors and Executive Officers:

Dr. Antonio Milici (3)                                               11,748,339                      55.9%

Steven M. Grubner (4)                                                   420,000                       2.0%

Dr. Thomas Slaga (5)                                                    100,000                         *

Richard Bryans                                                           75,000                         *
   1177 Grant Street, Suite 308
   Denver, CO  80203

All Directors and Executive Officers as a Group (4                   12,343,339                      57.9%
persons) (5) (6):


* Less than 1%.


(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 20,704,806 shares of common stock outstanding on June 1, 2005, adjusted as required by rules promulgated by the SEC.

(2) Consists of 612,857 shares of common stock issuable upon conversion of 2,860 shares of Series A Preferred Stock held by Mercator Momentum Fund, LP, 400,714 shares of common stock issuable upon conversion of 1,870 shares of Series A Preferred Stock held by Mercator Momentum Fund III, LP, 1,343,571 shares of common stock issuable upon conversion of 6,270 shares of Series A Preferred Stock held by Monarch Point Fund, Ltd., 124,348 shares of common stock that may be acquired by Mercator Momentum Fund, LP upon exercise of warrants, 81,304 shares of common stock that may be acquired by Mercator Momentum Fund III, LP upon exercise of warrants, 272,609 shares of common stock that may be acquired by Monarch Pointe Fund, Ltd. upon exercise of warrants and 119,565 shares of common stock that may be acquired by Mercator Advisory Group, LLC upon exercise of warrants. The conversion price of the Series A Preferred Stock is subject to adjustment as described under Description of Capital Stock - Preferred Stock below. For purposes of the beneficial ownership table above, we calculated the number of shares of common stock to be received upon conversion of the Series A Preferred Stock based upon the conversion price as of June 1, 2005, which was $0.47 per share. The documentation governing the terms of the Series A Preferred Stock and warrants contains provisions prohibiting any conversion of the Series A Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; and Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our common stock. The right to vote and the right to dispose of the shares beneficially owned by Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; and Monarch Pointe Fund, Ltd. are, in each case, shared among either Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; and Monarch Pointe Fund, Ltd., as applicable, and both Mercator Advisory Group, LLC and David F. Firestone. The right to vote and the right to dispose of the shares beneficially owned by Mercator Advisory Group, LLC are shared by Mercator Advisory Group, LLC and David F. Firestone.

(3) Includes 300,000 shares subject to options held by Dr. Milici exercisable within 60 days of June 1, 2005. Also includes 705,000 shares held by Dr. Milici's spouse, Tannya Irizarry.

(4) Includes 300,000 shares subject to options exercisable within 60 days of June 1, 2005.


(5) Includes 100,000 shares held by MBAS Family Partnership, L.P. the general partners of which are Mary E. Slaga and Melanie M. Slaga.


(6) Includes 600,000 shares subject to options exercisable within 60 days of June 1, 2005.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NVO SOLUTIONS, INC.

      Mr. Grubner is the President and sole shareholder of NVO Solutions, Inc., an Illinois corporation existing to help companies raise capital for growth. Prior to Mr. Grubner joining the Company as a director and Chief Financial Officer, NVO Solutions was compensated with 56,000 shares of GeneThera for assisting the Company raise capital in 2004. An agreement was signed in November 2003 retaining NVO Solutions to provide certain services, including the development of financial and financing strategies, advising in a possible merger with and/or acquisition of businesses, filling management roles and providing legal and business process support. NVO Solutions raised a total of $453,000 under the agreement. The agreement was terminated upon Mr. Grubner's employment with the Company. These 56,000 shares are no longer held by Mr. Grubner. The value as reflected in the Company's financial statements for beneficial conversion purposes of these shares was $88,480. The terms as described in the agreement were as favorable as those that could have been obtained from unaffiliated third parties.

REVERSE ACQUISITION

      A Reverse Acquisition Agreement was executed on March 28, 2003. One million common shares were issued from the Company's authorized shares to acquire 51% of the ownership of GeneThera from Antonio Milici M.D., Ph.D. On November 6, 2003, an additional 1,000,000 shares were issued to shareholders of GeneThera (Colorado) which includes an additional 545,000 shares issued to Antonio Milici M.D., Ph.D. Upon completion of the issuance of these additional shares, GeneThera has become a 100% wholly owned subsidiary of the Company. The value as reflected in the Company's financial statements for beneficial conversion purposes of these shares was $2,441,100. In June 2004, the remainder of the shares to complete the agreement were issued to Dr. Milici. The terms as described in the Agreement were as favorable as those that could have been obtained from unaffiliated third parties.

LEGAL SERVICE PROVIDERS

      As payment for legal services rendered, Steven Slaw received 16,000 shares of restricted stock valued at $16,000 in January 2004. As further payment for legal services rendered, Steven Slaw received 35,555 shares of restricted stock valued at $34,750 in November and December 2004. Each of these transactions was on terms as favorable as those that could have been obtained from unaffiliated third parties.

      As payment for legal services rendered, Richard W. Bryans, a director of the Company, received 75,000 shares of restricted stock valued at $71,250 in August 2004, cash payment in the amount of $4,282.65 and use of a Company car valued at $8,149.82. This transaction was on terms as favorable as those that could have been obtained from unaffiliated third parties.

SERIES A PREFERRED STOCK FINANCING

      On January 18, 2005, we issued 11,000 shares of our Series A Preferred Stock to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (the "Purchasers"), for $100 per share, or an aggregate of $1,100,000. We also issued warrants to purchase an aggregate of 597,826 shares of common stock at an exercise price of $0.92 per share, in consideration for the aggregate proceeds of $1,100,000 to the Purchasers and Mercator Advisory Group, LLC, an affiliate of the Purchasers. The warrants became exercisable on January 18, 2005 and are exercisable for three years from their date of issuance. We paid a due diligence fee of $88,000 and legal expenses of $10,000 to Mercator Advisory Group, LLC.


      The Series A Preferred Stock is convertible into the Company's common stock at an initial conversion price of $1.01, subject to adjustment. If, at any time after March 14, 2005, the market price (i.e., the average of the lowest three intra-day trading prices of the Company's common stock during the 15 trading days immediately preceding the conversion date) is less than $1.11, then the conversion price of the Series A Preferred Stock is 80% of the market price on the date of such conversion. On June 1, 2005, the conversion price of the Series A Preferred Stock was $0.47. If an "Event of Default" as defined in the subscription agreement under which the Purchasers bought the Series A Preferred Stock, occurs (e.g., bankruptcy, failure to timely file the registration statement, failure of such registration statement to be timely declared effective), the conversion price of the Series A Preferred Stock is reduced by 10%. The Series A Preferred Stock pays a per share monthly dividend equal to $100 multiplied by the prime rate (as reported in the Wall Street Journal) plus 2.5% to the extent that funds are lawfully available. The Series A Preferred Stock is not entitled to vote, except to the extent required under Florida law. The Series A Preferred Stock has sole preference of priority at par in liquidation over our common stock and any subsequent series of preferred stock.


      In connection with the issuance of the Series A Preferred Stock and warrants, we agreed to file a registration statement with the U.S. Securities and Exchange Commission ("SEC") registering the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants, and to use diligent efforts to have the registration statement declared effective within 120 days after the initial filing of the registration statement. Under the terms of the agreements with the Purchasers, the ownership of our common stock by the Purchasers will not exceed 9.99% of the total outstanding shares at any one time. In addition, the Purchasers agreed not to sell, in any trading day, shares of our common stock in excess of 20% of the total shares traded on such trading day.

OTHER TRANSACTIONS


      In March 2005, we entered into a consulting agreement with 0711005 B.C. Ltd (the "Marketing Consultant") pursuant to which the Marketing Consultant agreed to provide us with certain marketing and public relations services in exchange for the issuance of 1,375,000 shares of our common stock. These shares had a market value of approximately $1,430,000 on the date of issuance, which our board determined to be a reasonable amount for the marketing and public relations services to be provided by the Marketing Consultant. The shares issued to the Marketing Consultant are offered for resale in this prospectus. 0711005 BC Ltd. Marketing Group is an organization that specializes in marketing and public relations for emerging growth publicly listed companies. 0711005 BC Ltd has designed a marketing campaign specific to GeneThera that will include, but not be limited to, the presentation of investment kits to thousands of inquiring investment professionals and investors making requests for information, attendance at trade shows throughout North America and Europe to generate additional investment leads and ongoing contact with the investment community, broker luncheons in major financial centers to present and personally introduce GeneThera management to the brokerage community, provide research writers direct access to the company management allowing them the opportunity for review of the company, and provide the company with an excellent opportunity to communicate its story to investment professionals through the print and television media. 0711005 BC Ltd. Marketing Group has performed similar marketing campaigns for the last five years with similar publicly listed companies.

      The Company has entered into an employment agreement with Tannya L. Irizarry to serve as Chief Administrative Officer of the Company through January 1, 2007. Ms. Irizarry is married to Dr. Milici, the Company's Chief Executive Officer and Chairman of the Board. Ms Irizarry's base salary is $78,000 per annum throughout the term of the agreement. The agreement is renewable by mutual agreement on a yearly basis. As part of her Employment Agreement, Ms. Irizarry is subject to non-disclosure and non-competition obligations.

      In October 2004, we issued 100,000 shares of our common stock to an affiliate of Dr. Thomas Slaga for service as Chairman of the Company's Scientific Advisory Board.


      On March 3, 2005, we issued 45,000 shares our common stock, valued at $46,350, to Steve Grubner in lieu of accrued salary.

      On May 3, 2005, we issued 45,000 shares of our common stock to Tannya Irizarry, valued at $29,250 in lieu of accrued salary.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

      Our common stock currently trades on the Over The Counter Bulletin Board under the symbol GTHA. The following sets forth the range of high and low bid quotations for the periods indicated as reported by AlphaTrade. Such quotations reflect prices between dealers, without retail mark-up, markdown or commission,and may not represent actual transactions.


             Year             Quarter             High              Low
      -----------------------------------------------------------------------

      2005                First                  $0.93             $1.21

      2004                Fourth                 $1.94             $ 0.88
                          Third                   1.60              0.70
                          Second                  2.85              0.90
                          First                   4.39              2.05

      2003                Fourth                  3.42              1.55
                          Third                   2.40              0.89
                          Second                  1.70              0.35
                          First                   1.55              0.60

      2002                Fourth                  3.10              0.95
                          Third                   3.48              1.00
                          Second                 2.325              0.70

*Source AlphaTrade

      There are no restrictions on the payment of dividends. We have paid no dividends to date and none are anticipated. There were approximately 184 record holders of common stock as of June 1, 2005.


DIVIDENDS

      We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the resale of any of the shares offered by this prospectus by the selling shareholders. However, if all of the warrants are exercised in full, we would receive $549,999.92 in proceeds. Any proceeds received upon the exercise of such warrants will be used for general working capital purposes consistent with our business strategy.

                              SELLING SHAREHOLDERS

      The following table details the name of each selling shareholder, the number of shares owned by the selling shareholder, and the number of shares that may be offered for resale under this prospectus. Because each selling shareholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling shareholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling shareholders. No selling shareholder nor any of their affiliates have held a position or office, or had any other material relationship, with us.

      The shares covered by this prospectus are being registered to permit the selling shareholders and any of their respective successors-in-interest to offer the respective shares for resale from time to time.


                                                            Percentage of
                                                             Outstanding
                                           Shares Owned     Shares Owned      Shares to be
                                              Before           Before         Sold in the       Shares Owned
             Selling Shareholder             Offering       Offering (2)        Offering       After Offering
             -------------------           ------------     ------------        --------       --------------
Mercator Advisory Group, LLC (1)                119,565           *              119,565             0
Mercator Momentum Fund, LP (1)                  737,205         3.1%             737,205             0
Mercator Momentum Fund III, LP (1)              482,018         2.0%             482,018             0
Monarch Pointe Fund, Ltd. (1)               1,616,180           6.8%           1,616,180             0
0711005 B.C. Ltd (3)                        1,375,000           5.8%           1,375,000             0
Steven L. Slaw (4)                              76,555            *              35,555              0


* Less than 1%.


(1) Consists of shares that may be acquired upon the conversion of outstanding Series A Preferred Stock (assuming a $0.47 conversion price) and shares that may be acquired upon the exercise of outstanding and fully exercisable warrants at an exercise price of $0.92 per share. The conversion price of the Series A Preferred Stock is subject to adjustment as described under Description of Capital Stock - Preferred Stock below. The documentation governing the terms of the Series A Preferred Stock and warrants contains provisions prohibiting any conversion of the Series A Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; and Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our common stock.

(2) Percentage of outstanding shares is based on 23,659,774 shares of common stock, which consists of the number outstanding on June 1, 2005, plus 2,954,968 shares to be issued upon the assumed conversion of the Series A Preferred Stock and the exercise of the warrants held by certain of the selling shareholders.

(3) 0711005 B.C. Ltd is controlled by Joseph Fernando. The address of 0711005 B.C. Ltd and Mr. Fernando is 565 Stevens Drive, West Vancouver, BC V7S1E1.

(4) 41,000 shares held by Steven L. Slaw were previously registered for resale under a separate registration statement.

                              PLAN OF DISTRIBUTION

      The common stock offered by this prospectus is being offered by the selling shareholders. The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, The Company understands it may substitute new names for the names of selling shareholders by means of a Rule 424(b) prospectus only if:

      |_|   The change is not material;

      |_| The number of securities or dollar amount registered does not change; and

      |_| The new owners' securities can be traced to those covered by this registration statement.

The common stock may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents in transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

      The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

      In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering and will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts, if any. We have also agreed to indemnify certain of the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

      The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

      While they are engaged in a distribution of the shares included in this prospectus the selling shareholders are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

      The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

      To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with. This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling shareholders or are eligible for sale under Rule 144(k).

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


      Our articles of incorporation, as amended to date, authorizes us to issue up to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of June 1, 2005, we had 20,704,806 shares of common stock issued and outstanding and 11,000 shares of Series A Preferred Stock issued and outstanding. We are currently using an affiliate of the Company, GTI Corporate Transfer Agent, LLC, as the transfer agent and registrar for our common stock.


COMMON STOCK

      Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our shareholders. Holders of our common stock do not have any cumulative voting rights. Common shareholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our Board of Directors from funds legally available for dividends. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking fund provisions for our common stock.

PREFERRED STOCK

      Our Board of Directors is authorized to issue one or more series of preferred stock with respect to which the Board of Directors may determine voting, conversion and other rights. These rights could adversely affect the rights of holders of our common stock. The rights of the holders of our common stock would generally be subject to the prior rights of the holders of the preferred stock with respect to dividends, liquidation preferences and other matters. Among other things, preferred stock could be used to raise capital or for financing acquisitions. The issuance of preferred stock under certain circumstances could have the effect of delaying or preventing a change of control of GeneThera, Inc. To date, we have issued 11,000 shares of preferred stock, which we have designated as our Series A Preferred Stock. We have no present plans to issue any additional shares of preferred stock.


      On January 18, 2005, we issued 11,000 shares of our Series A Preferred Stock to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (the "Purchasers"), for $100 per share, or an aggregate of $1,100,000. The Series A Preferred Stock is convertible into the Company's common stock at an initial conversion price of $1.01, subject to adjustment. If, at any time after March 14, 2005, the market price (i.e., the average of the lowest three intra-day trading prices of the Company's common stock during the 15 trading days immediately preceding the conversion date) is less than $1.11, then the conversion price of the Series A Preferred Stock is 80% of the market price on the date of such conversion. On June 1, 2005, the conversion price of the Series A Preferred Stock was $0.47. If an "Event of Default" as defined in the subscription agreement under which the Purchasers bought the Series A Preferred Stock, occurs (e.g., bankruptcy, failure to timely file the registration statement, failure of such registration statement to be timely declared effective), the conversion price of the Series A Preferred Stock is reduced by 10%. The Series A Preferred Stock pays a per share monthly dividend equal to $100 multiplied by the prime rate (as reported in the Wall Street Journal) plus 2.5% to the extent that funds are lawfully available. The Series A Preferred Stock is not entitled to vote, except to the extent required under Florida law. The Series A Preferred Stock has sole preference of priority at par in liquidation over our common stock and any subsequent series of preferred stock.


WARRANTS

      In connection with the sale of the Series A Preferred Stock, we also issued warrants to purchase an aggregate of 597,826 shares of common stock to the Purchasers and Mercator Advisory Group, LLC, an affiliate of the Purchasers. The warrants were allocated among the designated recipients by Mercator Advisory Group, LLC, on the closing date of the sale of the Series A Preferred Stock, and are exercisable for three years at an exercise price of $0.92.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

      Neither our Articles of Incorporation nor our Bylaws contain provisions that obligate us to indemnify our officers, directors, employees, agents, or others for violations under the Securities Act of 1933. However, our bylaws do require us to indemnify directors and officers to the fullest extent permitted by Florida law. In addition, Section 607.0850, Florida Statutes requires corporations to pay legal expenses for employees who successfully defend themselves against criminal charges or lawsuits related to their jobs. We also are required to indemnify certain of the selling shareholders and related persons against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted or required to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              ABOUT THIS PROSPECTUS

      This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information." We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                       WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the SEC, which contain important information regarding our business and operations. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC's Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains the reports, proxy and information statements, registration statements and other information that we have filed electronically with the SEC.

                            VALIDITY OF COMMON STOCK

      Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Eric P. Littman, P.A., 7695 S.W. 104th Street, Suite 210, Miami, Florida 33156.

                                    EXPERTS


      The consolidated financial statements of GeneThera, Inc., a Florida corporation, as of December 31, 2004, and for the year then ended included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, of Kantor, Geisler & Oppenheimer, P.A. (formerly, Kantor, Sewell & Oppenheimer, PA), independent public accountants, given on the authority of that firm as experts in accounting and auditing.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 2005



                                TABLE OF CONTENTS

                                                                                           Page No.
Report of Independent Registered Public Accounting Firm                                       2

Consolidated Balance Sheet March 31, 2005 (unaudited)                                         3

Consolidated Statements of Operations for the Three Months Ended
   March 31, 2005 and 2004 (unaudited)                                                        5

Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the
   Period ended March 31, 2005 (unaudited)                                                    6

Consolidated Statements of Cash Flows for the Three Months Ended
   March 31, 2005 and 2004 (unaudited)                                                        7

Notes to Consolidated Financial Statements (unaudited)                                        8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
GeneThera, Inc.
Wheat Ridge, Colorado

We have reviewed the accompanying consolidated balance sheet of GeneThera, Inc. and its wholly-owned subsidiaries as of March 31, 2005, (unaudited) and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the three-month periods ended March 31, 2005 and 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.




KANTOR, GEISLER & OPPENHEIMER, PA


Hollywood, Florida
May 7, 2005

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2005

                                     Assets

                                                              Three months ended
                                                                March 31, 2005
                                                                  (Unaudited)
                                                               ----------------
Current Assets
  Cash                                                         $        525,211
  Accounts receivable                                                    10,151
  Prepaid expenses                                                       60,429
                                                               ----------------

Total Current Assets                                                    595,791
                                                               ----------------

Property and equipment, net                                             500,978
                                                               ----------------

Other Assets
  VDx licensing agreement                                               326,250
  Deposits                                                                7,478
                                                               ----------------

  Total Other Assets                                                    333,728
                                                               ----------------

  Total Assets                                                 $      1,430,497
                                                               ================

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2005

                      Liabilities and Stockholders' Equity

                                                              Three months ended
                                                                March 31, 2005
                                                                  (Unaudited)
                                                               ----------------
Current Liabilities
  Accounts payable                                             $        128,618
  Accrued expenses                                                      684,066
  Leases payable, current portion                                        30,506
  Notes and loan payable                                                 50,068
  Convertible note                                                       17,000
                                                               ----------------

Total Current Liabilities                                               910,258
                                                               ----------------

Long Term Liabilities
  Long term portion of capital lease payable                            128,430
                                                               ----------------

Total Liabilities                                                     1,038,688
                                                               ----------------


Stockholders' Equity
  Preferred stock, $.001 par value, 20,000,000 shares
    authorized; 11,000 shares issued and outstanding                         11
  Common stock $.001 par value, 100,000,000 shares authorized;
    20,642,806 shares issued and outstanding                             20,643
  Additional paid in capital                                         13,181,914
  Treasury stock, shares at cost - 1,400                                 (1,480)
  Subscription receivable                                              (100,040)
  Deficit accumulated during development stage                      (12,709,240)
                                                               ----------------

  Total Stockholders' Equity                                            391,809
                                                               ----------------

Total Liabilities &  Stockholders' Equity                      $      1,430,497
                                                               ================

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO MARCH 31, 2005
                                  (UNAUDITED)

                                                                                    For the period from
                                             3 month period ended March 31,           October 5, 1998
                                                2005                  2004            (inception) to
                                                                    (Restated)         March 31, 2005
                                          ----------------      ----------------      ----------------
Income
  Sales                                   $         41,754      $             --      $        264,307
  Research fees                                         --                    --               188,382
                                          ----------------      ----------------      ----------------
Total income                                        41,754                    --               452,689

Cost of sales                                      (15,001)                   --               (92,586)
                                          ----------------      ----------------      ----------------

Gross profit                                        26,753                    --               360,103
                                          ----------------      ----------------      ----------------

Expenses
  Other compensation                                    --                    --             3,283,009
  Consulting                                     1,656,040               235,500             3,821,584
  General and administrative expenses              241,674               244,160             1,744,865
  Payroll expenses                                 205,278                54,724             1,383,407
  Lease expense                                     33,945                34,321               441,431
  Depreciation                                      15,172                25,541               250,693
  Settlement expense                                    --                    --                57,493
  Impairment of long-lived asset                        --                25,825                55,714
  Lab expenses                                      61,231                18,476               262,578
                                          ----------------      ----------------      ----------------
Total expenses                                   2,213,340               638,547            11,300,774
                                          ----------------      ----------------      ----------------

Loss from operations                            (2,186,587)             (638,547)          (10,940,671)

Other income (expenses)
  Beneficial conversion expense                       (200)           (1,133,400)           (1,620,794)
  Interest expense                                  (1,714)               (4,064)              (46,342)
  Gain on settlements                               30,037                                      30,037
  Other income (expenses), net                          --                    --                (8,500)
                                          ----------------      ----------------      ----------------

Net loss from continuing operations             (2,158,464)           (1,776,011)          (12,586,270)

Loss from discontinued operations                       --                    --              (113,026)
                                          ----------------      ----------------      ----------------

Net loss                                  $     (2,158,464)     $     (1,776,011)     $    (12,699,296)
                                          ================      ================      ================

  Loss per common share                   $         (0.105)     $          (0.31)     $          (0.62)

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                      FOR THE PERIOD ENDED MARCH 31, 2005
                                  (UNAUDITED)

                                                                                                          Development
                                                                                                             Stage
                              Preferred Stock     Common Stock           Paid in     Treasury Stock       Accumulated
                               Shares Amount    Shares      Amount       Capital     Shares     Cost        Deficit        Total
                               -----------------------------------------------------------------------------------------------------
Balance December 31, 2004          --  $ --   19,061,010   $ 19,061   $ 10,438,918       --   $     --   $(10,540,830)  $  (182,891)

Shares issued in exchange
 for convertible notes payable                     2,000          2          1,998                                            2,000

Shares issued for
  consulting services                          1,550,000      1,550      1,610,450                                        1,612,000

Shares issued to an
officer in lieu of salary                         45,000         45         46,305                                           46,350

Cancellation of previously
issued consulting shares                         (15,204)       (15)       (15,945)                                         (15,960)

Beneficial conversion feature                                                  200                                              200

Preferred stock issued         11,000    11                              1,099,989                                        1,100,000

Preferred dividends paid                                                                                       (9,946)       (9,946)

Purchase of common stock                                                             (1,400)    (1,480)                      (1,480)


Net Loss March 31, 2005                                                                                    (2,158,464)   (2,158,464)
------------------------------------------------------------------------------------------------------------------------------------

Balance March 31, 2005
  (unaudited)                  11,000  $ 11   20,642,806   $ 20,643   $ 13,181,914   (1,400)  $ (1,480)  $(12,709,240)  $   391,809
                               =====================================================================================================

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO MARCH 31, 2005
                                  (UNAUDITED)

                                                                                                 For the period from
                                                           Three months ended March 31,            October 5, 1998
                                                                                   2004             (inception) to
                                                             2005               (Restated)          March 31, 2005
                                                       ----------------      ----------------      ----------------
Cash flows from operating activities:
  Net loss                                             $     (2,158,464)     $     (1,776,011)     $    (12,699,296)
                                                       ----------------      ----------------      ----------------

  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation                                                15,172                25,541               250,693
     Compensation in exchange for common stock                1,672,715               325,500             7,395,633
     Beneficial conversion feature                                  200             1,133,400             1,620,794
     Gain on settlements                                        (30,037)                   --                    --
     Loss on impairment                                          25,825                55,714
  Changes in operating assets and liabilities
     (Increase) Decrease in:
       Accounts receivable                                        3,450                    --               (10,151)
       Prepaid expenses                                         (11,735)              (90,000)              (60,429)
       Other assets                                                  --                (2,470)               35,548
     Increase (Decrease) in accounts payable
       and accrued liabilites                                   (45,698)             (153,257)              772,922
                                                       ----------------      ----------------      ----------------

     Total adjustments                                        1,604,067             1,264,539            10,060,724
                                                       ----------------      ----------------      ----------------

  Net cash used in operating activities                        (554,397)             (511,472)           (2,638,572)
                                                       ----------------      ----------------      ----------------

Cash flows from investing activities:
  Cash payments for the purchase of property                     (5,935)               (5,509)             (199,835)
                                                       ----------------      ----------------      ----------------


Cash flows from financing activities:
  Capital contributed as equipment                                   --                    --               272,376
  Principal payments on notes and leases payable                (10,433)             (161,513)             (243,730)
  Proceeds from lease payable                                        --                    --               150,000
  Proceeds from issuance of preferred stock                   1,100,000                    --             1,100,000
  Proceeds from issuance of common stock                             --                    --               593,922
  Cash paid for treasury stock                                   (1,480)                   --                    --
  Preferred dividends paid                                       (9,946)                   --                    --
  Proceeds from convertible notes                                    --               715,000             1,491,050
                                                       ----------------      ----------------      ----------------

  Net cash provided by financing activities                   1,078,141               553,487             3,363,618
                                                       ----------------      ----------------      ----------------

Net increase (decrease) in cash                                 517,809                36,506               525,211

Cash, beginning of period                                         7,402                    --                    --
                                                       ----------------      ----------------      ----------------

Cash, end of period                                    $        525,211      $         36,506      $        525,211
                                                       ================      ================      ================


Supplemental disclosures of cash flow information:
Cash paid during the period for interest expense       $          1,714      $         26,511      $         32,247
                                                       ----------------      ----------------      ----------------

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 2005

NOTE 1    PRINCIPLES OF CONSOLIDATION

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, GeneThera, Inc. (Colorado) and VDx, Inc. All significant inter-company balances and transactions have been eliminated.


NOTE 2    BASIS OF PRESENTATION

The interim financial information included herein is unaudited; however, such information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the Company's financial position, results of operations, changes in stockholders' equity (deficit) and cash flows for the interim periods. All such adjustments are of a normal, recurring nature. The results of operations for the first three months of the year are not necessarily indicative of the results of operations which might be expected for the entire year.

The accompanying consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and, therefore, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. It is suggested that these condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's audited financial statements on Form 10-K for the fiscal year ended December 31, 2004.


NOTE 3    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, which establishes revised standards for accounting for business combinations, eliminating the pooling method, and providing new guidance for recognizing intangible assets arising in a business combination. Additionally, SFAS No. 141 requires more prominent and more frequent disclosures in financial statements about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 2005

NOTE 3    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

SFAS 142, Goodwill and Other Intangible Assets provides guidance on accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 142 on April 1, 2002 did not have a material effect on the Company's financial position, results of operations, or liquidity.

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets provides implementation guidance regarding when and how to measure an impairment loss, and expands the presentation to include a component of an entity, rather than strictly a business segment. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 on April 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

Earnings per Share

Basic earnings per share are computed based on the weighted average number of common shares outstanding during each year. Diluted earnings per share are computed based on the weighted average number of common shares outstanding during the period, plus the dilutive effect of potential future issuances of common shares relating to convertible notes.

NOTE 4   PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                                March 31,
                                                                   2005
                                                                ---------

      Computers                                                 $  22,872
      Office Equipment                                             23,118
      Furniture & fixtures                                          1,465
      Laboratory equipment                                        734,458
                                                                ---------

                                                                  781,913
      Less accumulated depreciation                              (280,935)
                                                                ---------

                                                                $ 500,978
                                                                =========

Depreciation expense for the three months ended March 31, 2005 and 2004 was $15,172 and $25,541, respectively.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 2005

NOTE 5    CONVERTIBLE NOTES PAYABLE

                                                                       March 31,
                                                                         2005
                                                                      ---------

Convertible note payable to an individual, with interest of
12%; due October 15, 2004; convertible into shares of
common stock at price of $1.00 per share.                             $  17,000

Less:  current portion                                                  (17,000)
                                                                      ---------

Total long-term convertible notes payable                             $       0
                                                                      =========

For the three months ended March 31, 2005 and 2004, interest expense related to the convertible notes payable amounted to $456 and $4,064, respectively.


NOTE 6    STOCKHOLDERS' EQUITY

Preferred Stock

On January 18, 2005, the Company issued 11,000 shares of its Series A Preferred Stock to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (the "Purchasers"), for $100 per share, or an aggregate of $1,100,000. The Company also issued warrants to purchase an aggregate of 597,826 shares of common stock at an exercise price of $0.92 per share, in consideration for the aggregate proceeds of $1,100,000 to the Purchasers and Mercator Advisory Group, LLC, an affiliate of the Purchasers. In connection with the sale of the shares, the Company paid a due diligence fee of $88,000 and legal expenses of $10,000 to Mercator Advisory Group, LLC. All warrants expire on January 18, 2008.

Common Stock

In January 2005, the Company issued 2,000 shares of common stock valued at $2,200 pursuant to conversion rights exercised by a holder.

In March 2005, the Company issued 1,375,000 shares valued at $1,430,000 to a marketing consultant and resulted in an immediate charge to operations.

In March 2005, the Company issued 175,000 shares valued at $182,000 to two consultants assisting the Company in the development of operations in Mexico and resulted in immediate charges to operations.

In March 2005, the Company issued 45,000 shares valued at $46,350 to an officer in lieu of salary and resulted in an immediate charge to operations.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 2005

NOTE 7    GOING CONCERN UNCERTAINTY

These financial statements are presented assuming the Company will continue as a going concern. For the periods ended March 31, 2005 and 2004, the Company showed operating losses of $2,158,464 and $638,547 respectively. The accompanying financial statements indicate that current liabilities exceed current assets by $314,467 for the three months ended March 31, 2005.

These factors raise substantial doubt about its ability to continue as a going concern. Management's plan with regard to these matters includes raising working capital and significant assets and resources to assure the Company's viability, through private or public equity offering, and/or debt financing, and/or through the acquisition of new business or private ventures.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004











                                TABLE OF CONTENTS




                                                                       Page No.


Independent Registered Public Accounting Firm's Report                    2

Consolidated Balance Sheets - December 31, 2004 and 2003                  4

Consolidated Statements of Operations for the
Period From October 5, 1998 (Inception) to December 31, 2004              6

Consolidated Statements of Changes in Stockholders' Equity (Deficit)
for the Period From October 5, 1998 (Inception) to December 31, 2004      7

Consolidated Statements of Cash Flows for the
Period From October 5, 1998 (Inception) to December 31, 2004             10

Notes to Consolidated Financial Statements                               11

                        Kantor, Geisler & Oppenheimer, PA
--------------------------------------------------------------------------------
                    Certified Public Accountants & Associates
                            7705 Davie Road Extension
                            Hollywood, Florida 33024
                (954) 432-3100 (305) 620-0616 (954) 436-6898 Fax



             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT



To the Board of Directors
GeneThera, Inc., and Subsidiaries
Wheat Ridge, Colorado

We have audited the accompanying consolidated balance sheets of GeneThera, Inc. (a development stage company) and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and comprehensive loss and cash flows for the periods ended December 31, 2004, December 31, 2003, and from October 5, 1998 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GeneThera, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the consolidated results of its operations, and its cash flows for each of the years in the period ended December 31, 2004, December 31, 2003, and from October 5, 1998 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 10 to the accompanying consolidated financial statements, the Company has restated the consolidated balance sheets as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from October 5, 1998 (inception) to December 31, 2003.

--------------------------------------------------------------------------------
        Member of the American Institute of Certified Public Accountants
               Member of the Center for Public Company Audit Firms
         Member of the Florida Institute of Certified Public Accountants

Independent Registered Public Accounting Firm's Report
Page 2


The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has no established or sufficient sources of revenue, and has incurred significant recurring losses from its operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.






KANTOR, GEISLER & OPPENHEIMER, PA



Hollywood, Florida
February 28, 2005, except for Notes 15, 16, and 17, as to which the date is May 27, 2005.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 and 2003

                       Assets

                                 2004         2003
                                           (Restated)
                              ----------   ----------
Current Assets
Cash                          $    7,402   $       --
Accounts receivable               13,601           --
Prepaid expenses                  48,694           --
                              ----------   ----------

Total Current Assets              69,697           --
                              ----------   ----------

Property and equipment, net      510,215      480,872
                              ----------   ----------

Other Assets
VDx licensing agreement          326,250
Deposits                           7,478        6,278
                              ----------   ----------

Total Other Assets               333,728        6,278
                              ----------   ----------


Total Assets                  $  913,640   $  487,150
                              ==========   ==========

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 and 2003

                    Liabilities and Stockholders' Deficit

                                                                       2004            2003
                                                                                    (Restated)
                                                                   ------------    ------------
Current Liabilities
Accounts payable                                                   $    143,838    $    158,000
Accrued expenses                                                        714,544         611,126
Due to related company                                                    2,059             500
Leases payable, current portion                                          30,506          18,715
   Notes and loan payable                                                58,153         193,405
   Convertible notes                                                     19,000         286,874
                                                                   ------------    ------------

Total Current Liabilities                                               968,100       1,268,620
                                                                   ------------    ------------


Long Term Liabilities
Long term portion of capital lease payable                              128,430              --
                                                                   ------------    ------------


Total Liabilities                                                     1,096,530       1,268,620
                                                                   ------------    ------------



Stockholders' Deficit
Preferred stock, $0.001 par value, 20,000,000 shares authorized;
no shares issued and outstanding                                   $         --    $         --
Common stock $.001 par value, authorized 100,000,000 shares;
19,061,010 and 4,796,478 issued and outstanding at
December 31, 2004 and 2003, respectively                                 19,061           4,796
Additional paid in capital                                           10,438,919       3,998,810
Subscription receivable                                                (100,040)             --
Deficit accumulated during development stage                        (10,540,830)     (4,785,076)
                                                                   ------------    ------------

Total Stockholders' Deficit                                            (182,890)       (781,470)
                                                                   ------------    ------------



Total Liabilities &  Stockholders' Deficit                         $    913,640    $    487,150
                                                                   ============    ============

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
      FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004

                                                                            For the period from
                                                  Year Ended December 31,     October 5, 1998
                                                    2004            2003       (inception) to
                                                                 (Restated)   December 31, 2004
                                                ------------    ------------    ------------
Income
Sales                                           $     25,496    $         96    $    103,108
Research fees                                             --              --         188,382
                                                ------------    ------------    ------------
Total income                                          25,496              96         291,490

Cost of sales                                        (13,486)             --         (43,838)
                                                ------------    ------------    ------------

Gross profit                                          12,010              96         247,652
                                                ------------    ------------    ------------

Expenses
Other compensation                                 2,119,009       1,164,000       3,283,009
Consulting                                         1,341,160         607,750       2,165,544
   General and administrative expenses               415,523         391,577       1,449,127
Salaries                                             313,490         222,000       1,151,689
Lease expense                                         90,987          97,775         400,751
   Depreciation and amortization                      73,794          61,845         228,022
Settlement expense                                    57,493              --          57,493
Impairment of long-lived asset                        55,714              --          55,714
Lab expenses                                          23,264          58,600         201,346
                                                ------------    ------------    ------------
Total expenses                                     4,490,434       2,603,547       8,992,695
                                                ------------    ------------    ------------

Loss from operations                              (4,478,424)     (2,603,451)     (8,745,043)

Other income (expenses)
Beneficial conversion expense                     (1,301,373)       (319,221)     (1,620,594)
Interest expense                                      (4,022)        (26,511)        (44,628)
Other income (expenses), net                          28,065          (9,492)         (8,500)
                                                ------------    ------------    ------------

Net loss from continuing operations               (5,755,754)     (2,958,675)    (10,418,765)

Loss from discontinued operations                         --          (9,039)         (9,039)
Loss from disposal of discontinued operations             --        (113,026)       (113,026)
                                                ------------    ------------    ------------

Net loss                                        $ (5,755,754)   $ (3,080,740)   $(10,540,830)
                                                ============    ============    ============


Loss per common share                           $      (0.30)   $      (0.64)   $      (0.55)

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
      FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004

                                                                                                            Development
                                                                                                               Stage
                                                                   Common Stock                Paid in      Accumulated
                                                                Shares         Amount          Capital         Deficit
                                                             ---------------------------------------------------------------
Shares issued to founders for consulting                          420,000    $        420    $     35,580    $         --

Shares issued in exchange for equipment, supplies and cash        100,000             100          99,900

Shares issued for computer services and financing                  60,000              60          59,940

Shares issued in exchange for cash                                  5,000               5           4,995

Net loss for the year 1999                                                                                        (84,350)
                                                             ---------------------------------------------------------------

Balance December 31, 1999                                         585,000             585         200,415         (84,350)

Shares issued for consulting services                              35,000              35          36,965

Shares issued for management and financing services                40,000              40          39,960

Net loss for the year 2000                                                                                       (226,659)
                                                             ---------------------------------------------------------------

Balance  December 31, 2000                                        660,000             660         277,340        (311,009)

Shares issued to an officer in lieu of salary                   1,125,000           1,125         238,875

Shares issued to employees in lieu of salary                       75,000              75          74,925

Shares issued in exchange for consulting services                 100,000             100          99,900

Net loss for the year 2001                                                                                       (393,664)
                                                             ---------------------------------------------------------------
Balance December 31, 2001                                       1,960,000    $      1,960    $    691,040    $   (704,673)




                                                                  Total
                                                             --------------
Shares issued to founders for consulting                       $     36,000

Shares issued in exchange for equipment, supplies and cash          100,000

Shares issued for computer services and financing                    60,000

Shares issued in exchange for cash                                    5,000

Net loss for the year 1999                                          (84,350)
                                                             --------------

Balance December 31, 1999                                           116,650

Shares issued for consulting services                                37,000

Shares issued for management and financing services                  40,000

Net loss for the year 2000                                         (226,659)
                                                             --------------

Balance  December 31, 2000                                          (33,009)

Shares issued to an officer in lieu of salary                       240,000

Shares issued to employees in lieu of salary                         75,000

Shares issued in exchange for consulting services                   100,000

Net loss for the year 2001                                         (393,664)
                                                             --------------
Balance December 31, 2001                                      $    (11,673)

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
      FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004

                                                                                                            Development
                                                                                                               Stage
                                                                   Common Stock                Paid in      Accumulated
                                                                Shares         Amount          Capital         Deficit
                                                             ---------------------------------------------------------------
Balance December 31, 2001                                       1,960,000    $      1,960    $    691,040    $   (704,673)

Recapitalization on February 25, 2002                             697,176             697        (115,352)             --

Shares issued in exchange for convertible notes payable            81,000              81          40,419

Additional paid in capital - related party                                                        368,962

Net loss for the year 2002                                                                                       (999,663)
                                                             ------------    ------------    ------------    ------------

Balance December 31, 2002                                       2,738,176           2,738         985,069      (1,704,336)

Additional paid in capital contributed as equipment                                               201,976

Additional paid in capital - related party                                                        200,000

Beneficial conversion feature                                                                     319,221

Shares issued in exchange for services                            715,000             715         607,035

Shares issued to officer                                          600,000             600       1,163,400

Shares issued in exchange for convertible notes payable           743,302             743         522,109

Net loss for the year 2003                                                                                     (3,080,740)
                                                             ------------    ------------    ------------    ------------

Balance December 31, 2003                                       4,796,478    $      4,796    $  3,998,810    $ (4,785,076)




                                                                  Total
                                                             --------------
Balance December 31, 2001                                      $    (11,673)

Recapitalization on February 25, 2002                              (114,655)

Shares issued in exchange for convertible notes payable              40,500

Additional paid in capital - related party                          368,962

Net loss for the year 2002                                         (999,663)
                                                               ------------

Balance December 31, 2002                                          (716,529)

Additional paid in capital contributed as equipment                 201,976

Additional paid in capital - related party                          200,000

Beneficial conversion feature                                       319,221

Shares issued in exchange for services                              607,750

Shares issued to officer                                          1,164,000

Shares issued in exchange for convertible notes payable             522,852

Net loss for the year 2003                                       (3,080,740)
                                                               ------------

Balance December 31, 2003                                      $   (781,470)


                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
      FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004

                                                                                                            Development
                                                                                                               Stage
                                                                   Common Stock                Paid in      Accumulated
                                                                Shares         Amount          Capital         Deficit
                                                             ----------------------------------------------------------------
Balance December 31, 2003                                       4,796,478    $      4,796    $  3,998,810    $ (4,785,076)

Shares issued in exchange for convertible notes payable         1,434,409           1,434       1,103,179

Shares issued for consulting and legal services                   698,805             699       1,126,164

Beneficial conversion feature                                                                   1,301,373

Shares issued to founder for completion of reverse merger       7,725,000           7,725          (7,725)             --

Shares issued to founder for compensation                       1,473,339           1,474       2,117,535

Warrants exercised                                              2,382,979           2,383         235,915

Shares issued for the acquisition of VDx Inc.                     375,000             375         313,843

Shares issued for cash and subscription agreement                 175,000             175         249,825

Net loss for the year 2004                                                                                     (5,755,754)

   Adjustment for Subscription receivable

                                                             ----------------------------------------------------------------
Balance December 31, 2004                                      19,061,010    $     19,061    $ 10,438,919    $(10,540,830)
                                                             ================================================================




                                                                  Total
                                                             --------------
Balance December 31, 2003                                      $   (781,470)

Shares issued in exchange for convertible notes payable           1,104,613

Shares issued for consulting and legal services                   1,126,860

Beneficial conversion feature                                     1,301,373

Shares issued to founder for completion of reverse merger                --

Shares issued to founder for compensation                         2,119,012

Warrants exercised                                                  238,298

Shares issued for the acquisition of VDx Inc.                       314,218

Shares issued for cash and subscription agreement                   250,000

Net loss for the year 2004                                       (5,755,754)

   Adjustment for Subscription receivable                          (100,040)

                                                             --------------
Balance December 31, 2004                                      $   (182,890)
                                                             ==============

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
      FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004

                                                                                 For the period from
                                                       Year ended December 31,     October 5, 1998
                                                                        2003        (inception) to
                                                         2004         (Restated)   December 31, 2004
                                                     ------------    ------------    ------------
Cash flows from operating activities:
  Net loss                                           $ (5,755,754)   $ (3,080,740)   $(10,540,830)
                                                     ------------    ------------    ------------

  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
Depreciation and amortization                              73,794          69,344         235,521
Compensation in exchange for common stock               3,484,168       1,771,750       5,722,918
Beneficial conversion feature                           1,301,373         319,221       1,620,594
Loss on impairment                                         55,714              --          55,714
Changes in operating assets and liabilities
(Increase) Decrease in:
Accounts receivable                                       (13,601)          5,517         (13,601)
Inventory                                                      --          24,999              --
Prepaid expenses                                          (48,694)             --         (48,694)
Other assets                                               (1,200)         44,090          35,548
Increase in account payable
and accrued liabilites                                     90,455         205,553         824,595
                                                     ------------    ------------    ------------

      Total adjustments                                 4,942,009       2,440,474       8,432,595
                                                     ------------    ------------    ------------

  Net cash used in operating activities                  (813,745)       (640,266)     (2,108,235)
                                                     ------------    ------------    ------------

Cash flows from investing activities:
  Cash payments for the purchase of property             (158,831)         (8,735)       (193,900)
                                                     ------------    ------------    ------------


Cash flows from financing activities:
   Bank overdraft                                                          35,486          35,486
Capital contributed as equipment                                          201,976         272,376
Principal payments on notes & leases payable             (162,482)        (31,155)       (233,297)
Proceeds from lease payable                               150,000              --         150,000
Proceeds from issuance of common stock                    149,960              --         593,922
Proceeds from loans payable                               842,500         433,550       1,491,050
                                                     ------------    ------------    ------------

  Net cash provided by financing activities               979,978         639,857       2,309,537
                                                     ------------    ------------    ------------

Net increase (decrease) in cash                             7,402          (9,144)          7,402

Cash, beginning of year                                        --           9,144              --
                                                     ------------    ------------    ------------

Cash, end of year                                    $      7,402    $         --    $      7,402
                                                     ============    ============    ============


Supplemental disclosures of cash flow information:
Cash paid during the period for interest expense     $      4,022    $     26,511    $     33,815
                                                     ------------    ------------    ------------

                 Read report and notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

The consolidated financial statements include GeneThera, Inc. and its wholly owned subsidiaries (collectively the "Company")

GeneThera, Inc., formerly known as Hand Brand Distribution, Inc., was incorporated in November 1995, under the laws of the State of Florida. On February 25, 2002, GeneThera, Inc. acquired 100% of the outstanding shares of GeneThera, Inc. (Colorado) in an 8:1 reverse split. A total of 16,611,900 shares of common stock were issued for the acquisition. (See Note 10 for historical review of the transaction.) For accounting purposes, the acquisition has been treated as a capital transaction and as a recapitalization of GeneThera, Inc. (Colorado). On September 20, 2004, the Company acquired 100% of the outstanding shares of VDx, Inc. A total of 375,000 shares of common stock were issued for the transaction.

GeneThera, Inc. (Colorado) is a biotechnology company that develops molecular assays for the detection of food contaminating pathogens, veterinary diseases and genetically modified organisms. VDx, Inc. is a manufacturer and distributor of veterinary diagnostic equipment and tests.

GeneThera, Inc. (Colorado) and VDx, Inc. are considered to be in the development stage. The companies devote substantially all of their efforts to establishing new business and have not begun planned principal operations and have not generated significant revenue. Activity during the development stage includes organization, development of strategic alliances, and implementation and revision of the business plan. It is important to also include testing and continued development and refinement of their principal technologies. GeneThera, Inc. (Colorado) also provides research services to unrelated parties.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of GeneThera, Inc. (Florida) and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration risks are cash and accounts receivable. At various times during the year, the Company had deposits in excess of the federally insured limits. The Company maintains its cash with high quality financial institutions, which the Company believes limits these risks.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Property and Equipment

Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, which is 5 to 10 years. Betterments, which extend the life of the asset, are capitalized, and maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets to determine whether events or changes in circumstances occurred that indicate the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future cash flows of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between the estimated fair value and carrying value. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Revenue Recognition

Revenues from VDx sales are recognized when services are rendered.

Loss per Share

Basic loss per share for each year is computed by dividing loss for the year by the weighted average number of common shares outstanding during the year. Diluted loss per share includes the effects of common stock equivalents to the extent they are dilutive. At December 31, 2004 and 2003 all common stock equivalents were antidilutive and therefore diluted loss per share equaled basic loss per share.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance sheet financial instruments approximated their fair value. These instruments include cash, accounts receivable and accounts payable. Fair values were assumed to approximated carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Segment Information

The Company consists of two distinct businesses, although it operates in one segment for management reporting purposes.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement No. 141, Business Combinations (SFAS 141). SFAS 141 establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121). Although SFAS 144 retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized, among other exclusions. SFAS 144 also supersedes the provisions of APB 30, Reporting the Results of Operations, pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a Subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 and impact on these consolidated financial statements is explained in Note 12.

In May 2003, the FSAB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is a mandatorily redeemable share, which the issuing company is obliged to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument consists of obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominately to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entity. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and otherwise is effective from the start of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on the Company's results of operations or financial position.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment to Accounting Principles Board Opinion No. 29, Accounting for Non-monetary Transactions is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges in which the future cash flows of the entity are not expected to changes significantly as a result of the exchange. The provisions of SFAS No. 153 will become effective for non-monetary asset exchanges in fiscal periods beginning after June 15, 2005. The Company has not yet determined the impact of adopting this standard.

In December 2004, the FASB issued SFAS 123 (revised 2004), Share-Based Payment, ("SFAS No. 123(R)"). SFAS No. 123(R) requires companies to recognize the compensation cost relating to share-based payment transactions in the financial statements. This Statement eliminates the ability to account for share-based compensation transactions using the Accounting Principles Board Opinion No. 25, and requires instead that such transactions be accounted for using a fair-value method. SFAS No. 123(R) will be effective for the Company's annual report for the period ending December 31, 2005.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.


NOTE 2 PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004 and 2003 consisted of the following:

                                            2004          2003
                                          ---------    ---------
                                                       (Restated)

      Office equipment                    $  45,452    $  39,107
      Laboratory equipment                  730,488      578,041
                                          ---------    ---------

                                            775,940      617,148
      Less:  Accumulated depreciation      (265,726)    (136,276)
                                          ---------    ---------


                                          $ 510,214    $ 480,872
                                          =========    =========

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 2 PROPERTY AND EQUIPMENT - continued

Depreciation expense for the years ended December 31, 2004 and 2003 was $ 73,794 and $61,845, respectively.

During the year ended December 31, 2002, the Company entered into capital lease agreements to acquire laboratory equipment and a computer. (See Note 3)

During the year ended December 31, 2004, the Company entered into a capital lease agreement to acquire laboratory equipment. (See Note 3)


NOTE 3 LEASE OBLIGATIONS

Operating Leases

The Company leases its office, warehouse, laboratory space and vehicles under non-cancelable operating leases, which have initial terms in excess of one year.

Total lease expense for the years ended December 31, 2004 and 2003 was $90,987, and $104,509, respectively.

Capital Leases

The Company's property under capital leases is included in property and equipment (See Note 2) and is summarized as follows:

                                                     2004               2003
                                                 ------------      ------------
                                                                     (Restated)

         Laboratory Equipment                      $   183,312      $    31,574
         Computer                                        2,672            2,672
                                                   -----------      -----------

                                                       185,984           34,246
         Less:  Accumulated depreciation               (11,396)          (6,441)
                                                   -----------      -----------

         Net assets under capital leases            $  174,588      $    27,805
                                                    ==========      ===========

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 3 LEASE OBLIGATIONS - continued

Capital Leases

Future annual minimum lease payments under these non-cancelable operating and capital leases at December 31, 2004 were as follows:

                                                           Operating              Capital
                                                            Leases                 Leases
                                                         -----------            ----------
         2005                                            $    89,232            $   47,871
         2006                                                 26,400                47,527
         2007                                                 22,000                46,836
         2008                                                      0                46,836
         2009 and thereafter                                       0                46,836
                                                         -----------            ----------

                                                         $   137,632               235,906
                                                         ===========
         Less amount representing interest                                         (76,970)
                                                                                ----------
         Present value of minimum lease payments                                   158,936
         Less current portion                                                      (30,506)
                                                                                ----------
         Long-term portion of capital lease payable                             $  128,430
                                                                                ==========

Total interest expense, including late fees, under capital leases was $2,352 and $2,510 for the years ended December 31, 2004 and 2003, respectively.


NOTE 4 LOAN PAYABLE

The Company has an outstanding loan payable to a related party as follows:

                                                                             2004                  2003
                                                                         -----------           -----------
                                                                                                (Restated)
         Loan payable with no interest, due on demand, unsecured.        $    20,000           $         0
         Less current portion                                                (20,000)                   (0)
                                                                         -----------           -----------

         Total long-term loan payable - related party                    $         0           $         0
                                                                         ===========           ===========

There was no interest expense related to this obligation for the years ended December 31, 2004 and 2003.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004

NOTE 5 NOTES PAYABLE

The Company has outstanding notes payable at December 31, 2004 and 2003 as follows:

                                                                            2004                   2003
                                                                         -----------            ----------
                                                                                                 (Restated)
         Various notes payable with interest rates ranging
         from 0% to 14%; various terms; secured by equipment
         and personal guarantees.                                        $    38,153            $  193,405
         Less current portion:                                               (38,153)             (193,405)
                                                                         -----------            ----------

         Total long-term notes payable                                   $         0            $        0
                                                                         ===========            ==========

         Total interest expense for these obligations for the year ended
         December 31, 2004 and 2003 was $5,136 and $4,022, respectively.

NOTE 6 CONVERTIBLE NOTES PAYABLE

The Company has outstanding convertible notes payable at December 31, 2004 and 2003 as follows:

                                                                            2004                   2003
                                                                       ------------           ------------
                                                                                                (Restated)
         Various convertible notes payable to individuals, with
         interest at 8%; due at various dates from April 14, 2003
         through June 18, 2004; convertible into shares of common
         stock at a price of $0.50 per share.                          $          0           $   223,124

         Convertible note payable to an individual, with interest
         at 10%; due May 16, 2004; convertible into shares of common
         stock at a price of $0.25 per share.                                     0                63,750

         Convertible note payable to an individual, with interest at
         12%; due July 8, 2004; convertible into shares of common
         stock at a price of $1.00 per share.                                17,000                     0

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004

NOTE 6 CONVERTIBLE NOTES PAYABLE - continued

                                                                            2004                   2003
                                                                         -----------          ------------
                                                                                                (Restated)
         A convertible note payable to an individual, with
         interest at 8%; due February 15, 2005; convertible
         into shares of common stock at a price of $1.00
         per share.                                                            2,000                63,750
                                                                         -----------          ------------

                                                                              19,000               286,874
         Less:  current portion                                              (19,000)             (286,874)
                                                                         -----------          ------------

         Total long-term convertible notes payable                       $         0          $          0
                                                                         ===========          ============

Interest expense for these obligations for the years ended December 31, 2004 and 2003 was $1,614 and $15,677, respectively.


NOTE 7 STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock

On March 5, 1999, the Company issued 420,000 shares of common stock valued at $36,000 according to an employment agreement, approved by the board of directors, to the founder for services rendered during 1999. Accordingly, consultant expense of $36,000 was charged to operations.

On March 5, 1999, 100,000 shares of common stock were issued in exchange for used equipment with a fair market value of $34,586, supplies, and other items totaling $25,414, and $40,000 in cash from an unrelated party. Accordingly, lab equipment was recorded at $34,586, supplies at $21,414, and glassware at $4,000
- the market value for these items.

On April 1, 1999, according to a contract agreement to provide computer services, the Company issued 60,000 shares of common stock valued at $60,000, in exchange for computer & consulting services in the amount of $55,000, and $5,000 in cash. Accordingly, consultant expense of $55,000 was charged to operations.

On April 1, 1999, 5,000 shares of common stock valued at $5,000 were issued to an unrelated party for $5,000 in cash.

On January 1, 2000, 25,000 shares of common stock valued at $25,000 were issued to a consultant in exchange for services rendered. Accordingly, consultant expense of $25,000 was charged to operations.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 7 STOCKHOLDERS' EQUITY (DEFICIT) - continued

Common Stock - continued

On April 10, 2000, according to a contract agreement to provide management services, the Company issued 40,000 shares of common stock valued at $40,000, in exchange for management services. Accordingly, consultant expense of $40,000 was charged to operations.

On May 15, 2000, according to a contract agreement to provide consulting services, the Company issued 10,000 shares of common stock valued at $12,000. Accordingly, consultant expense of $12,000 was charged to operations.

On February 15, 2001, the Company issued 1,125,000 shares of common stock valued at $240,000 according to an employment agreement, approved by the board of directors, to an officer in lieu of salary for services rendered during 2000 & 2001. Accordingly, salary expense of $120,000 was charged to operations at December 31, 2001 and $120,000 in 2000.

On February 15, 2001, the board of directors of the Company approved the issuance of 60,000 shares of common stock valued at $60,000 to an officer in lieu of salary for services rendered. Accordingly, salary expense of $60,000 was charged to operations.

On February 15, 2001, the board of directors of the Company approved the issuance of 15,000 shares of common stock valued at $15,000 to an officer in lieu of salary for services rendered. Accordingly, salary expense of $15,000 was charged to operations.

On October 1, 2001, according to a contract agreement to provide consulting services, the Company issued 100,000 shares of common stock valued at $100,000. Accordingly, consultant expense of $100,000 was charged to operations.

As a result of the recapitalization on February 25, 2002, the Company is deemed to have issued 697,176 common shares to the stockholders of GeneThera, Inc. (f/k/a Hand Brand Distribution, Inc.).

During November 2002, certain holders exercised their option to convert $40,500 in convertible notes payable per various agreements dated in 2002. As a result, 81,000 shares of common stock were issued.

In June 2003, the Company issued 715,000 shares of common stock valued at $607,750 in exchange for consulting services. Accordingly, consultant expense of $607,750 was charged to operations.

On November 15, 2003, the Company issued 600,000 shares of common stock valued at $1,164,000 as "officer incentive" to an officer of the Company following a resolution of the board of directors. Accordingly, salary expense of $1,164,000 was charged to operations.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 7 STOCKHOLDERS' EQUITY (DEFICIT) - continued

Common Stock - continued

During 2003, certain holders exercised their option to convert $331,652 in convertible notes payable per various agreements dated in 2002 and 2003. As a result, 663,302 shares of common stock were issued.

On October 1, 2004, the Company issued 80,000 shares of common stock to the President of Family Health News, Inc. (FHNI) to satisfy all outstanding convertible notes and accrued interest for funds loaned to the Company. Additionally, the Company released and conveyed all interest in the FHNI to its president. Although signed on August 1, 2004, the agreement was effective as of October 1, 2003.

During 2004, certain holders exercised their option to convert $1,048,989 in convertible notes payable per various agreements dated in 2003 and 2004. As a result, 1,434,409 shares of common stock were issued.

In January 2004, the Company issued 30,000 shares valued at $88,710 pursuant to a one-year agreement with a consultant. Accordingly, $88,710 for consulting expense was charged to operations.

In January 2004, the Company issued 211,000 shares valued at $437,481 to consultants for services rendered. Accordingly, $437,481 for consulting expense was charged to operations.

In June 2004, the Company issued 7,725,000 shares to the founder by resolution of the board of directors in conjunction with the completion of the reverse acquisition.

In June 2004, the Company issued 1,473,339 shares valued at $2,117,535 to the founder by resolution of the board of directors for compensation.

In June 2004, a consultant exercised its option to purchase 2,382,979 shares under warrants issued for consulting services valued at $238,298. Accordingly, $238,298 for consulting expense was charged to operations. All warrants related to this consulting agreement have been exercised.

In August and September 2004, the Company issued 97,250 shares valued at $94,671 to several consultants and an attorney for services rendered. Accordingly, $23,421 for consulting expense and $71,250 for professional fees was charged to operations.

On September 20, 2004 the Company issued 375,000 shares valued at $314,218 in connection with the acquisition of VDx, Inc.

In November 2004, the Company issued 325,000 valued at $471,250 to a consultant for marketing. Accordingly, $471,250 for consulting expense was charged to operations.

In November 2004, the Company issued 175,000 shares valued at $250,000 to a subscriber for a total of $149,960 in cash and a subscription receivable of $100,040.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 7 STOCKHOLDERS' EQUITY (DEFICIT) - continued

Common Stock - continued

In November and December 2004, the Company issued 35,555 shares valued at $34,750 for legal services rendered. Accordingly, $34,750 for professional fees was charged to operations.


NOTE 8 INCOME TAXES

The Company has no current or deferred income tax due to its operating losses.

The Company has a federal net operating loss carry forward at December 31, 2004 and 2003 of approximately $10,670,000 and $4,930,000, respectively, subject to annual limitations prescribed by the Internal Revenue Code, that are available to offset future taxable income through 2024. A 100% valuation allowance has been recorded to offset the net deferred taxes due to uncertainty of the Company's ability to generate future taxable income.


NOTE 9 AMENDMENT TO ARTICLES OF INCORPORATION

Following a resolution of the board of directors, the Company amended its articles of incorporation effective June 16, 2003, to change the Company's name from Hand Brand Distribution, Inc. to GeneThera, Inc., and to provide for a maximum of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.


NOTE 10 RESTATEMENT

On February 25, 2002, GeneThera, Inc., f/k/a Hand Brand Distribution, Inc., (the Company), entered into an agreement to acquire GeneThera, Inc. (Colorado). The Company was to issue 6 shares of common stock (after a 2:1 forward stock split) for each share of GeneThera, Inc. (Colorado). At the end of the transaction the Company would have issued a total of 16,611,900 shares of common stock and own approximately 91% of GeneThera, Inc. (Colorado). At the time the agreement was signed, the Company did not have sufficient authorized shares of common stock to complete the transaction. The stockholders of GeneThera, Inc. (Colorado) decided to proceed with the acquisition and agreed to delay receipt of the shares until the Company increased the number of authorized shares. This did not occur until late in 2003. In the 10-K filed for the year ended December 31, 2002, the Company reported a total of 18,621,476 shares issued, but only 2,009,576 outstanding. The 16,611,900 shares of common stock related to the acquisition were never issued due to the insufficient number of authorized shares of common stock of the Company.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 10 RESTATEMENT - continued

The assets of GeneThera, Inc. (f/k/a Hand Brand Distribution, Inc.) and GeneThera, Inc. (Colorado) are at historical cost as of December 31, 2001. The value of the net assets of GeneThera, Inc. at the time of the acquisition is the same as the historical negative book deficiency of ($114,654). For the recapitalization, equity accounts of GeneThera, Inc. (Colorado) have been restated, based on the ratio of exchange of 1 (one) share of the Company for 1
(one) share of GeneThera, Inc. (Colorado).

The financial statements became those of GeneThera, Inc. (Colorado), with adjustments to reflect the changes in equity structure. The operations are those of GeneThera, Inc. (Colorado) from inception, October 5, 1998 to December 31, 2003, and those of GeneThera, Inc. (f/k/a Hand Brand Distribution, Inc.) from February 25, 2002, the recapitalization date.

During the first quarter of 2003, the agreement of February 25, 2002 was rescinded and a new acquisition agreement was signed. At this time, the board of directors of the Colorado corporation resolved to restructure the equity of the Colorado corporation, whereby of the 3,039,050 shares of common stock issued and outstanding (including the minority interest) at the time of the first agreement, only 1,960,000 shares of common stock remained at March 23, 2003.

The canceled shares had the following effect on the Colorado corporation:

                                                     Shares  of          Additional           Accumulated
                                                    Common Stock       Paid in Capital          Deficit
                                                    ------------       ---------------          -------
As reported February 25, 2002 - before
         acquisition                                  18,234,300       $    1,048,428        $    (995,073)

     Adjustments
         Reversal 3:1 (2:1 fwd stock split)          (15,195,250)             (72,799)                   0
         Cancelled shares                               (290,400)            (290,109)             290,400
         Cancelled shares                               (788,650)               5,520                    0
                                                     -----------       --------------        -------------

     Total adjustments                               (16,274,300)            (357,388)             290,400
                                                     -----------       --------------        -------------
As restated - retroactive to
      February 25, 2002 acquisition                    1,960,000       $      691,040        $    (704,673)
                                                     ===========       ==============        =============


During 2002, the Company issued a total of 1,312,400 shares--652,400 related to convertible notes, and the remaining 660,000 shares associated with a credit line commitment fee having an option to convert to shares. By resolution of the Board of Directors a total of 1,231,400 shares were canceled.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004

NOTE 10 RESTATEMENT - continued

Following is the aggregate effect on the consolidated financial statements of the Company at December 31, 2002, reflecting the cancellation of shares by both the Colorado corporation and the Company, as well as the retroactive effect of the initial acquisition as per the terms of the new agreement dated March 23, 2003.


                                                    Shares of           Additional         Accumulated
                                                   Common Stock       Paid in Capital        Deficit
                                                   ------------       ---------------        -------

As reported December 31, 2002                         18,621,476       $    2,433,240      $    (3,401,716)

    Adjustments
         Rescission/Acquisition                      (16,274,300)            (1,390,180)         1,406,454
         Reversal minority interest                    1,622,400              270,778              (62,998)
         Cancelled shares                               (660,000)            (329,340)             330,000
         Cancelled shares                               (571,400)                 571                    0
         FHNI adjustment COGS                                  0                    0               23,924
                                                   -------------       --------------     ----------------

As restated retroactive December 31, 2002          $   2,738,176       $      985,069     $     (1,704,336)
                                                   =============       ==============     ================

The consolidated financial statements of the Company included in the 10-KSB for December 31, 2003 depicted the new acquisition as of March 23, 2003, and considered the 2002 reverse acquisition null and void. The historical information was that of the Colorado corporation. After reviewing FAS 141, Business Combination and all facts surrounding the original acquisition, the rescission and consequent re-acquisition, the Company determined that even though the January 2002 acquisition agreement was rescinded, control of the Company remained continuously with the Colorado corporation through its major shareholders. Also, upon subsequent review of the financial statements in connection with our 2004 Annual Report, the Company determined that adjustments to Paid in Capital and Accumulated Deficit were warranted under Generally Accepted Accounting Principles. Consequently, the consolidated financial statements for December 31, 2003 are restated as follows:

                                                    Shares of            Additional            Accumulated
                                                   Common Stock        Paid in Capital            Deficit
                                                   ------------        ---------------            -------
As reported December 31, 2003                          4,749,976        $   4,300,500         $   (4,798,772)

     Adjustments
         Cumulative effect of recapitalization                             (1,116,054)             1,116,054
         Additional liabilities                                0                    0                (26,989)
         Reclassification of supplies                          0                    0                (33,314)
         Revaluation of fixed assets                           0             (248,024)                11,649
         Related party debt                                    0              568,962               (518,962)
         Beneficial conversion features                        0              319,221               (319,221)
         Correction of shares converted                  (33,498)             (16,915)                     0
         Consolidation of FHNI                                 0                    0                (93,457)
         Disposal of subsidiary                           80,000              191,120               (122,064)
                                                    ------------        -------------        ---------------

As restated December 31, 2003                          4,796,478        $   3,998,810        $    (4,785,076)
                                                    ============        =============        ===============

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 11 CONSOLIDATION AND DIVESTITURE OF SUBSIDIARY

The consolidated financial statements of the Company included in the 10-KSB filed for December 31, 2003 did not include the financial statements of its wholly own subsidiary, Family Health News, Inc. (FHNI). Further evaluation of the applicable standards revealed that FAS 144 amended ARB 51, and eliminated the exemption to consolidation for subsidiaries for which control is likely to be temporary. In reevaluating the accounting treatment, the Company restated the consolidated financial statements for the year ended December 31, 2003 to include FHNI and the results of its operations through September 30, 2003, and the effect of its disposal on October 1, 2003. On August 1, 2004 the Company signed a resolution agreement with the President of FHNI. As stated in the agreement, the Company issued 80,000 shares of common stock to the President of FHNI to satisfy all outstanding convertible notes and accrued interest for funds loaned to the Company. Additionally, the Company released and conveyed all interest in the FHNI to its president. Although signed on August 1, 2004, the agreement was retroactively effective as of October 1, 2003.

As a result of the disposition the Company recorded a loss of $113,026. FHNI had net sales of $119,445 and a net loss of $9,039 through September 31, 2003, which is included as a loss from discontinued operations in the consolidated financial statements.

At December 31, 2003, there were no assets related to discontinued operations on the consolidated balance sheet.


NOTE 12 IMPAIRMENT OF LONG - LIVED ASSET

In 2004, management reviewed the carrying amount of certain laboratory equipment. Based on quotations from vendors, the carrying value of the Nucleic Acid machine was reduced from $80,714 to a salvage value of $25,000. The impairment is therefore $55,714.


NOTE 13 CONTINGENCIES

The Company is involved in claims arising during the ordinary course of business resulting from disputes with vendors and shareholders over various contracts and agreements. While the ultimate outcome of these matters has yet to be determined, management has included a provision for these claims based on known facts and circumstances as of December 31, 2004.


NOTE 14 GOING-CONCERN UNCERTAINTY

These financial statements are presented assuming the Company will continue as a going concern. For the years ended December 31, 2004 and 2003, the Company showed operating losses of $5,755,754 and $3,080,740, respectively. The accompanying financial statements indicate that current liabilities exceed current assets by $898,403 and $1,268,980 for the years ended December 31 2004 and 2003, respectively.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2004



NOTE 14 GOING-CONCERN UNCERTAINTY - continued

These factors raise substantial doubt about its ability to continue as a going concern. Management's plan with regard to these matters includes raising working capital and significant assets and resources to assure the Company's viability, through private or public equity offering, and/or debt financing, and/or through the acquisition of new business or private ventures.


NOTE 15 RESEARCH AND DEVELOPMENT COSTS

All research and development costs are charged to expense when incurred. The following table illustrates the types of expenses imbedded in the financial statements as costs related to laboratory research, formulation, design and testing of products and processes as related to the business plan.


                    2004           2003
                ------------   ------------
Consulting      $    240,000   $    240,000
Salaries             164,714        137,067
Lease expense         50,703         51,135
Depreciation          66,551         54,497
Lab expenses          23,264         58,600
                ------------   ------------

Totals          $    545,232   $    541,299

NOTE 16 BENEFICIAL CONVERSION EXPENSE

The Company's accounting policy with respect to instruments with beneficial conversion features is as follows:

Convertible notes issued to investors in response to public and private placement offerings made in 2002, 2003, and 2004 were convertible at inception with fixed dollar conversion terms. The beneficial conversion feature is calculated at its intrinsic value (that is, the difference between the conversion price and the fair value of the common stock at the time of issuance of the debt into which the debt is convertible) at the commitment date. A portion of the proceeds from issuance of the convertible debt, equal to the intrinsic value, is then allocated to additional paid-in capital. Because the debt is convertible at the date of issuance, the debt discount is charged to interest expense at the date of issuance.

Beneficial conversion expense was $1,301,373 and $319,221 for the periods ended December 31, 2004 and 2003, respectively.

NOTE 17 ACQUISITION OF VDx, INC.

On September 20, 2004 the Company acquired 100% of the equity interests of VDx, Inc. (VDx). The income and expenses for VDx from the period September 20, 2004 through December 31, 2004 are included in the consolidated statements of operations. VDx is a corporation organized under the laws of the state of Wisconsin and is a manufacturer and distributor of veterinary diagnostic equipment and tests. VDx currently markets and sells specialized tests for bovine IgG, NEFA for the dairy industry, and Equine IgG. VDx has already made a significant impact within the dairy cattle industry with their NEFA test and nutritional supplement program to maximize output for the dairy farmer. The NEFA test offers farmers the ability to test the health and nutrition of their cattle before giving birth and also test the health of the new calves once born. Future milk output from dairy cattle is directly affected by the nutrition just prior to calving. By acquiring VDx, the Company was granted an exclusive license for the above named tests, which will enable the Company to generate revenues and increase its penetration into the dairy cattle industry in order to market it's future Johne's test and vaccine.

The purchase price of VDx was $338,282 for which the Company issued 375,000 shares of common stock valued at $326,250 based on the closing price of the shares on the date of acquisition.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

         Cash                       $  1,000    Accounts payable               $ 15,683
         Accounts receivable           4,445    Loan payable                      3,994
                                                                               --------
         Goodwill                    350,314
         Security deposit              2,200    Total liabilities assumed        19,677
                                    --------                                   --------
         Total assets               $357,959    Net assets acquired            $338,282
                                    --------                                   --------

The exclusive licensing agreement was assigned a value of $326,250, based on the purchase price of VDx less the net liabilities assumed by the Company. The Company is in the process of evaluating the future benefits and cash flows of the licensing agreement through field-testing and other methods.

The Company agreed to pay the salaries of two employees of VDx for services rendered in pursuit of revenues generated under the licensing agreement. Either the Company or the employees may terminate the employment agreements after ninety days upon receipt of written notice by either party. In addition, the Company signed a non-cancelable three-year lease agreement for office, warehouse, furniture, and storage facilities in Wisconsin. The minimum future lease payments of these facilities have been included in the Company's total future operating lease payments in Note 3.

For the period of September 20, 2004 through December 31, 2004, VDx generated gross revenues of approximately $25,500. The costs of goods sold were approximately $13,500, and general and administrative costs were approximately $83,400, resulting in an overall loss for the period of approximately $71,400.

                                 4,452,824 Shares


                                  COMMON STOCK

                                 GENETHERA, INC.

                            -----------------------

                                   PROSPECTUS

                            -----------------------

                                  June 7, 2005

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Bylaws contain provisions that obligate us to indemnify our officers and directors, and permit us to indemnify our employees and agents, if they are involved in certain legal proceedings related to their services to us. In addition, Section 607.0850, Florida Statutes requires corporations to pay legal expenses for employees who successfully defend themselves against criminal charges or lawsuits related to their jobs.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering..

      Securities and Exchange Commission Registration Fee............$   520.00
      Printing and Engraving Expenses................................
      Accounting Fees and Expenses...................................$  1200.00
      Legal Fees and Expenses....................................... $20,000.00
      Miscellaneous..................................................$   800.00
                                                                     ----------

      Total......................................................... $22,520.00

                     RECENT SALES OF UNREGISTERED SECURITIES

      In 2002, we issued convertible promissory notes in the amount of $61,000. The notes were converted into restricted common stock totaling 122,000 shares. The original noteholders were: Fidra Holdings-$50,000, Jerry Ulvestad- $10,000, and Michael Abbondonza- $1,000.

      In 2003, we issued convertible promissory notes in the amount of $341,900. The notes were converted into restricted common stock totaling 781,926 shares.

Name                                                         Shares      Amount
----                                                         ------      ------

Tom and Sunny Garrett                                         70,000    $ 35,000
Michael Mueller                                               40,000    $ 20,000
Richard Reinisch                                             240,000    $ 60,000
American Physicians Assurance Corp./Frank Freud, CFO          30,000    $ 30,000
L&B Charitable                                               206,926    $100,000
Edward and Mary Coyne                                         25,000    $ 12,500
Edward B. Coyne                                               25,000    $ 12,500
John Taggart                                                  80,000    $ 36,900
Christopher Ferry                                              5,000    $  2,500
Dimitrios I. Gountis                                           5,000    $  2,500
George Mastrokostas                                            5,000    $  5,000
Nikolaos Tripodis                                             10,000    $  5,000
Melvin Wentz                                                  25,000    $ 12,500
William Rozakis                                               15,000    $  7,500

      In June 2003, we issued 715,000 shares of common stock to The Regency Group in exchange for consulting services. The fair market value of the shares was $.85 per share on the date of issuance.


      On November 15, 2003, we issued 600,000 shares of common stock as "officer incentive" to Tannya L. Irizarry. The fair market value of the shares was $1.94 per share on the date of issuance.

      In 2004, we issued convertible promissory notes in the amount of $771,150. The notes were converted into restricted common stock totaling 780,331shares.

Name                                                            Shares   Amount

Hoadley, Daniel M. & Jadwiga A                                  13,348  $ 12,500
Larry Cahill                                                   350,000  $350,000
Michael B. Anastasio                                            10,000  $ 10,000
D. Lynn Boucher                                                 10,000  $ 10,000
William B. Carter, Jr                                            1,000  $  1,000
Brian D. Goelz                                                   2,000  $  2,000
Randy Grudzinski                                                10,000  $ 10,000
Michael G. Herlehy                                             100,000  $100,000
Howard S. Horwitz                                               15,000  $ 15,000
Kevin Hubbell                                                   10,000  $ 10,000
Hyatt Johnson Capital L.L.C./Jay D. Johnson, Managing Partner   50,000  $ 50,000
Mark A. Levy                                                     5,000  $  5,000
Mark Novaski and Susan M. Novaski, Trustees                     10,000  $ 10,000
Roy L. Splansky                                                 10,000  $ 10,000
Mark D. Herzog                                                  15,000  $ 15,000
I. Thomas Uskup and Barbara G. Uskup                            25,000  $ 25,000
Donald and Joyce Guillaume                                      30,000  $ 30,000
Mark Kengott                                                    43,000  $ 43,000
Monte Tobin                                                     33,333  $ 25,000
John Marx                                                        2,000  $  2,000
Cyndi Ralph                                                      2,000  $  2,000
Marvin Newton                                                    2,000  $  2,000
Ralph Lueders                                                    2,000  $  2,000
Henry Wei                                                        6,650  $  6,650
Malinowski, John J. & Kathi L                                    2,000  $  2,000
Messler, Amy V. & William S                                      2,000  $  2,000
Malinowski, John J. & Mary K                                     2,000  $  2,000
Mark Kengott                                                    17,000  $ 17,000


      As payment for financial consulting services, we issued Mark Herzog 16,000 shares of restricted stock valued at $16,000 in January 2004.

      As payment for legal services rendered, Steven Slaw received 16,000 shares of restricted stock valued at $16,000 in January 2004. As further payment for legal services rendered, Steven Slaw received 35,555 shares of restricted stock in November and December of 2004 valued at $34,750.

      On October 1, 2004, the Company issued 80,000 shares of common stock to the President of FHNI to satisfy all outstanding convertible notes and accrued interest for funds loaned to the Company. Additionally, the Company released and conveyed all interest in the FHNI to its president. Although signed on August 1, 2004, the agreement was effective NUNC PRO TUNC ("now for then") to October 1, 2003.

      In June, 2004, we issued options to purchase 850,000 shares of our common stock under the GeneThera 2004 Senior Executive Officer Plan at an exercise price of $0.90 per share.

      Under a scientific consulting agreement, we issued James Huang 20,000 shares of restricted stock valued at $20,000 in August 2004.

      As payment for legal services rendered, Richard W. Bryans, a director of the Company, received 75,000 shares of restricted stock valued at $71,250 in August 2004. This transaction was on terms as favorable as those that could have been obtained from unaffiliated third parties.

      In May 2004, we issued 56,000 shares of our common stock to NVO Solutions, Inc. valued at $88,480 under the terms of an agreement pursuant to which NVO Solutions assisted the Company in raising capital in 2004.


      On November 1, 2004, we entered into a Strategic Alliance Agreement with
G. Gekko Enterprises pursuant to which G. Gekko Enterprises will assist the Company in identifying potential distributors and/or licensees and securing suitable agreement with such parties. In exchange for such services, the Company issued G. Gekko Enterprises 325,000 shares of its common stock. In addition, on November 8, 2004, we sold 175,000 shares of our common stock to G. Gekko Enterprises for an aggregate consideration of $250,000.


      In March 2005, we entered into a consulting agreement with 0711005 B.C. Ltd (the "Marketing Consultant") pursuant to which the Marketing Consultant agreed to provide us with certain marketing and public relations services in exchange for the issuance of 1,375,000 shares of our common stock. These shares had a market value of approximately $1,430,000 on the date of issuance, which our board determined to be a reasonable amount for the marketing and public relations services to be provided by the Marketing Consultant.


      On March 3, 2005, we issued 45,000 shares our common stock, valued at $46,350, to Steve Grubner in lieu of accrued salary.

      On May 3, 2005, we issued 45,000 shares of our common stock to Tannya Irizarry, valued at $29,250, in lieu of accrued salary.


      The issuance of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. The sales of these securities were made without general solicitation or advertising.

      On January 18, 2005, we issued 11,000 shares of our Series A Preferred Stock to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (the "Purchasers"), for $100 per share, or an aggregate of $1,100,000. We also issued warrants to purchase an aggregate of 597,826 shares of common stock at an exercise price of $0.92 per share, in consideration for the aggregate proceeds of $1,100,000 to the Purchasers and Mercator Advisory Group, LLC, an affiliate of the Purchasers. The warrants became exercisable on January 18, 2005 and are exercisable for three years from their date of issuance. We paid a due diligence fee of $88,000 and legal expenses of $10,000 to Mercator Advisory Group, LLC.

      The Series A Preferred Stock is convertible into the Company's common stock at an initial conversion price of $1.01, subject to adjustment. If, at any time after March 14, 2005, the market price (i.e., the average of the lowest three intra-day trading prices of the Company's common stock during the 15 trading days immediately preceding the conversion date) is less than $1.11, then the conversion price of the Series A Preferred Stock is 80% of the market price on the date of such conversion. If an "Event of Default" as defined in the subscription agreement under which the Purchasers bought the Series A Preferred Stock, occurs (e.g., bankruptcy, failure to timely file the registration statement, failure of such registration statement to be timely declared effective), the conversion price of the Series A Preferred Stock is reduced by 10%. The Series A Preferred Stock pays a per share monthly dividend equal to $100 multiplied by the prime rate (as reported in the Wall Street Journal) plus 2.5% to the extent that funds are lawfully available. The Series A Preferred Stock is not entitled to vote, except to the extent required under Florida law. The Series A Preferred Stock has sole preference of priority at par in liquidation over our common stock and any subsequent series of preferred stock.

      The offering was made only to accredited investors, as such term is defined in accordance with the Securities Act of 1933, as amended. The shares of Series A Preferred Stock and the warrants have not been registered under the Securities Act of 1933, or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. However, the Company has agreed to file a registration statement for the resale of the shares of common stock issuable upon conversion of the Series A Stock and upon exercise of the warrants.

                                    EXHIBITS

      The following documents are filed herewith or have been included as exhibits to previous filings with the SEC and are incorporated herein by this reference:

      Exhibit   Description of Document
      -------   -----------------------


        3.1     Articles of Incorporation of GeneThera, Inc., as amended.*


        3.2     Bylaws, as amended. (2)

        5.1     Opinion of Eric P. Littman, P.A.

        10.1 Form of Common Stock Purchase Agreement among GeneThera, Inc. and various original holders of the common stock of GeneThera, Inc. (1)

        10.2 Form of Letter Agreement between GeneThera, Inc. and various original holders of the Common Stock of GeneThera, Inc. (2)

        10.3 Employment Agreement, dated as of January 23, 2002, between Antonio Milici, M.D., Ph.D. and GeneThera, Inc. (2)

        10.4 Letter of Intent, dated November 6, 2003, between Oncology Sciences Corporation and GeneThera, Inc. (3)

        10.5 Placement Agent Agreement, dated as of May 31, 2004, between Invest Linc Securities, LLC and GeneThera, Inc. (4)

        10.6 Letter Agreement, dated November 22, 2003, between NVO Solutions, Inc. and GeneThera, Inc. (4)

        10.7 Resolution Agreement, dated August __, 2004, by and among, John Taggert, Family Health News, Inc. and GeneThera, Inc. (4)


        10.8 GeneThera, Inc. 2004 Employee, Director and Consultant Stock Option Plan*

        10.9    GeneThera, Inc. 2004 Senior Executive Officer Option Plan.*


        10.1 Subscription Agreement, dated as of January 18, 2005, by and between GeneThera, Inc., Mercator Advisory Group, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (5)

        10.11 Registration Rights Agreement, dated as of January 18, 2005, by and between GeneThera, Inc., Mercator Advisory Group, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (5)

        10.12 Warrant to Purchase Common Stock issued to Mercator Advisory Group, LLC. (5)

        10.13 Warrant to Purchase Common Stock issued to Mercator Momentum Fund, LP. (5)

        10.14 Warrant to Purchase Common Stock issued to Mercator Momentum Fund III, LP. (5)

        10.15 Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd. (5)

        10.16 Industrial Multi-Tenant Lease, dated December 4, 2001, between Youngfield Plaza LLC and GeneThera, Inc. (4)


        10.17 Amendment to Industrial Multi-Tenant Lease, dated December 12, 2004, between Youngfield Plaza LLC and GeneThera, Inc.*

        10.18 Strategic Alliance Agreement, dated November 1, 2004, between G. Gekko Enterprises and GeneThera, Inc.*

        10.19   Securities Purchase Agreement, dated November 8, 2004, between
                G. Gekko Enterprises and GeneThera, Inc.*


        10.20 Letter Agreement, dated March 1, 2005, between 0711005 B.C. Ltd and GeneThera *

        21.1    List of Subsidiaries.*

        23.1    Consent of Kantor, Geisler & Oppenheimer, P.A.


        23.2    Consent of Eric P. Littman, P.A. Reference is made to Exhibit
                5.1.*


        24.1    Powers of Attorney. Reference is made to Page II-7.*


        99.1    Curriculum Vitae. (4)


* Previously filed.


(1) Incorporated by reference to our Current Report on Form 8-K, as filed with the Commission on March 5, 2002.

(2) Incorporated by reference to our Annual Report on Form 10KSB, as filed with the Commission on June 4, 2002.

(3) Incorporated by reference to our Annual Report on Form 10-KSB, as filed with the Commission on April 14, 2004.

(4) Incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-118937) and amendments thereto, declared effective December 1, 2004.

(5) Incorporated by reference to our Current Report on Form 8-K, as filed with the Commission on January 19, 2005.

                                  UNDERTAKINGS

      Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the Articles of Incorporation or Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned in Wheat Ridge, Colorado on this 7th day of June, 2005.


                                        GENETHERA, INC.


                                        By: /s/ Antonio Milici
                                            ------------------------------------
                                            Name:   Antonio Milici
                                            Title:  President and Chief
                                                    Executive Officer


In accordance with the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on June 7, 2005:

Signature                     Title(s)


/s/ Antonio Milici            President, Chief Executive Officer and Director
--------------------------    (principal executive officer)
Antonio Milici


/s/ Steven M. Grubner         Chief Financial Officer and Director
--------------------------    (principal financial and accounting officer)
Steven M. Grubner


/s/ *                         Director
--------------------------
Thomas Slaga


/s/ *                         Director
--------------------------
Richard Bryans


* By: /s/ Steven M. Grubner
      ---------------------
        Steven M. Grubner
        Attorney-in-Fact.